UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TheStreet, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies: N/A

(2)     Aggregate number of securities to which transaction applies: N/A

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)     Proposed maximum aggregate value of transaction: N/A

(5)     Total fee paid: N/A

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

(1)     Amount Previously Paid: N/A

(2)     Form, Schedule or Registration Statement No.: N/A

(3)     Filing Party: N/A

(4)     Date Filed: N/A

April 19, 2017

Dear Stockholder,

I am pleased to invite you to attend our 2017 Annual Meeting of Stockholders.

When I joined TheStreet as CEO last July, the company was in the middle of a major restructuring led by our Chairman, Larry Kramer, who joined the Board in October 2015. We now have a new management team in place, including new leaders for our consumer business and institutional business as well as a new Editor in Chief who has created a unified newsroom. We have always communicated to you and operated under the expectation that once the heavy lifting was done in jump starting this turnaround, the company would begin on the path towards profitability. With 2016 now behind us, I’m extremely happy to report that we are already moving closer to the goals we set for ourselves in 2017 while creating a diverse business and organizational structure built to last.

We continue to focus on instituting best practices in corporate governance. Five directors have joined the Board in the last two years and we now have filled out our Board at seven with five independent directors. We feel we have created an effective Board that's committed to help guide the company to execute its business plan while creating value for all stockholders.

Our financial and strategic plans are regularly reviewed by our Board which has provided significant input and oversight over the past year which is greatly appreciated. We also regularly evaluate our Board composition, practices and director experience to best support our long-term strategy. We adopted a majority voting standard for director elections last year and we are also following through on our commitment made last year to declassify the Board as you will see in this proxy statement.

We also remain focused on hearing our stockholders’ perspectives. Since I joined last July, Larry Kramer and I have held numerous meetings with investors to hear their views on the company and discuss our current strategies. We continue to welcome your input and suggestions and look forward to showing you our progress throughout 2017. On behalf of everyone at TheStreet, we thank you for your continued support.

Very truly yours,

David Callaway

Chief Executive Officer

2

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheStreet, Inc. (the “Company”) will be held on Wednesday, May 31, 2017, at 8:30 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019. A WHITE proxy card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three Class III directors as named in the proxy statement;

2.	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	The advisory approval of the compensation of the Company’s named executive officers (“Say-on-Pay”);

4.	The advisory approval of the frequency of future advisory votes on named executive officer compensation (“Say-on-Frequency”);

5.	The approval of a management proposal to amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and to provide for the annual election of directors beginning in 2018;

6.	A stockholder proposal, if properly presented; and

7.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on April 5, 2017 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

This year’s annual meeting is a particularly important one, and YOUR vote is essential. J. Carlo Cannell, Cannell Capital LLC and Tristan Partners L.P. (collectively, the “Dissident Nominating Stockholders” or “Dissident Group”), notified us of their nominations of one individual for election as director at the annual meeting.

3

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES IN THE COMPANY’S PROXY STATEMENT ON THE ENCLOSED WHITE PROXY CARD. THE BOARD DOES NOT ENDORSE THE ELECTION OF THE DISSIDENT GROUP’S NOMINEE AND STRONGLY URGES YOU NOT TO SUBMIT ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, THE DISSIDENT GROUP OR ANY OF ITS MEMBER’S AFFILIATES.

If you already have submitted a proxy card sent to you by, or on behalf of, the Dissident Group, you can revoke that proxy by submitting another proxy from us. Only the latest validly executed proxy you submit will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the accompanying Proxy Statement. Discard any proxy cards that are sent to you by the Dissident Group. The Board urges you not to sign, return or vote any proxy cards sent to you by the Dissident Group even as a vote of protest because a submission of a proxy card from the Dissident Group will revoke your previously voted proxy card in support of the Board’s nominees.

It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy as described on your WHITE proxy card or WHITE voting instruction form. If you choose to submit your proxy to vote your shares by the WHITE proxy card or WHITE voting instruction form, please sign, date and mail the WHITE proxy card or WHITE voting instruction form in the enclosed postage-paid return envelope. You may also submit a proxy to vote by telephone or Internet. Instructions for submitting a proxy over the Internet or by telephone are provided on the enclosed WHITE proxy card. Your cooperation is greatly appreciated.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES IN PROPOSAL 1 USING THE ENCLOSED WHITE PROXY CARD.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” PROPOSALS 2 AND 3, VOTING “ONE YEAR” ON PROPOSAL 4 AND “FOR” PROPOSAL 5 USING THE ENCLOSED WHITE PROXY CARD. THE BOARD MAKES NO RECOMMENDATION ON PROPOSAL 6.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE DISSIDENT NOMINATING STOCKHOLDERS.

Regardless of the number of shares of common stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in the Company.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, CT 06902

Shareholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

E-mail: TST@morrowsodali.com

4

By Order of the Board of Directors,

Heather Mars
Secretary of the Company
New York, New York

April 19, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2017

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a WHITE proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2017 Annual Report on Form 10-K are available at www.proxyvote.com.

5

 i

TABLE OF CONTENTS

(continued)

Page

TRANSACTIONS WITH RELATED PERSONS	37
Employment Agreement with James J. Cramer	37
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	38
PROPOSAL 4 ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	39
PROPOSAL 5 PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS BEGINNING IN 2018	40
Rationale for Declassifying the Board	40
Description of the Proposed Amendment	40
Complete Text of the Proposed Amendment	41
PROPOSAL 6 STOCKHOLDER PROPOSAL REGARDING ELIMINATION OF SUPERMAJORITY VOTING	42
The Company’s Response	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING	46
OTHER MATTERS	46
ANNEX A ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION	48
ANNEX B PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION	52

 ii

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 31, 2017

This Proxy Statement, or a Notice of Internet Availability of Proxy Materials (the “Notice”), is being first mailed on or about April 20, 2017 to stockholders of TheStreet, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2017 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 31, 2017, commencing at 8:30 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, or at such other time and place to which the Annual Meeting may be adjourned or postponed. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

Only stockholders are invited to attend the Annual Meeting. Proof of ownership of the Company’s stock, along with photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, please bring photo identification with you so we can check your name against our list of record holders. If your shares are held in the name of a bank, broker or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

The close of business on April 5, 2017 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 35,628,317 shares of common stock and 5,500 shares of Series B Preferred Stock. Each share of common stock is entitled to one vote. The common stock and the Company’s Series B Preferred Stock constitute the only outstanding classes of voting securities of the Company. The Series B Preferred Stock votes together with the common stock as a single class, with the Series B Preferred Stock having a number of votes equal to the number of votes that the holder of the Series B Preferred Stock would be entitled to cast had such holder converted its Series B Preferred Stock into common stock on the record date for determining the stockholders of the Company eligible to vote. The holders of the Series B Preferred Stock will be entitled to vote at the Annual Meeting the equivalent of 3,856,942 shares of common stock (representing the aggregate Series B Preferred Stock liquidation preference of $55 million, divided by a conversion price per share of common stock of $14.26).

Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	Stockholder of Record — If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record of those shares and either the Notice or these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the Annual Meeting.

•	Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, brokerage firm, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, brokerage firm, trustee or other nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, brokerage firm, trustee or other nominee on how to vote and are also invited to attend the Annual Meeting. Your bank, brokerage firm, trustee or other nominee is obligated to provide you with voting instructions to follow before the Annual Meeting or a legal proxy if you wish to vote in person at the Annual Meeting. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your Notice or other voting instruction form will include that information. If what you receive from your broker or nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your bank, brokerage firm, trustee or other nominee.
1

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

Proposals:		Board’s Voting Recommendation:

1.	Election of three Class III directors.	“FOR” each nominee to the Board

2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	“FOR”

3.	Advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement.	“FOR”

4.	Advisory approval of the frequency of future advisory votes on the compensation of the Company’s named executive officers.	“ONE YEAR”

5.	Approval of the Amendment of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and to provide for the annual election of directors beginning in 2018.	“FOR”

6.	Stockholder proposal to eliminate supermajority voting requirements from the Company’s governing documents, if properly presented.	NONE

The Board is not aware of any matters, other than the proposals described in this Proxy Statement, to be presented for a vote at the Annual Meeting. In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote from one or more of the nominees. In Proposal 4, you may vote for every “ONE YEAR,” every “TWO YEARS,” every “THREE YEARS,” or “ABSTAIN.” For all other proposals you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Where you have appropriately specified how a proxy is to be voted, it will be voted accordingly. If you sign a proxy card or voting instruction form with no further instructions, the shares will be voted in accordance with the Board’s voting recommendations as specified above. Additionally, any of the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

Quorum and Voting Requirements to Elect Directors and Approve Each of the Proposals

Quorum

The presence (in person or by proxy) of the holders of a majority of the outstanding shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, brokerage firm, trustee or other nominee that is considered the stockholder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received specific voting instructions for that proposal from the beneficial owner.

Voting Requirements

Under the rules of The NASDAQ Stock Market (“NASDAQ”), certain proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in street name may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Discretionary items include the ratification of BDO USA, LLP as our independent registered public accounting firm. On this matter, your brokerage firm may vote your shares held in street name even if you have not given them specific voting instructions. With respect to all other proposals, a broker does not have discretionary authority to vote in the absence of instructions from the beneficial owner. If you do not provide specific voting instructions for such proposals, a broker non-vote will occur. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

However, when a matter to be voted on at a meeting of stockholders is the subject of a contested solicitation, brokers, banks and other nominees do not have discretion to vote your shares. Accordingly, because we have reason to believe that the Dissident Group intends to file definitive proxy materials to contest the election of the nominees for director set forth in Proposal 1, all of the proposals described in this proxy statement, including the ratification of BDO USA, LLP as our independent registered public accounting firm, will be “non-discretionary” matters, and brokers, banks and other nominees will not be permitted to vote your shares on any of those proposals without your specific instructions.

2

Vote Required

•	Election of Three Class III Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting. This means that the number of shares voted “FOR” a director nominee must exceed the number of votes “WITHHELD.” An abstention will have the same effect as a vote “WITHHELD.” In the event of a contested election (where the number of nominees exceeds the number of directors to be elected), the nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting

•	Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017 — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

•	Advisory Approval of the Compensation of the Company’s Named Executive Officers As Described in the Proxy Statement — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this advisory proposal. An abstention will have the same effect as a vote against this advisory proposal.

•	Advisory Approval of the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers — This proposal asks stockholders to select a preferred voting frequency by selecting the option of every one year, every two years, or every three years (or abstain). The frequency receiving the greatest number of votes will be considered the frequency preferred by stockholders.

•	Approval of Management Proposal to Amend the Company’s Restated Certificate of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of Directors Beginning in 2018 — The affirmative “FOR” vote of the holders of at least 80% of the voting power of shares entitled to vote at an election of directors is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

•	Stockholder Proposal to Eliminate Supermajority Voting from the Company’s Governing Documents — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this advisory proposal. An abstention will have the same effect as a vote against this advisory proposal.

Stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Audit Committee of the Board (the “Audit Committee”) is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Voting Methods

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you wish to vote at the meeting, by using the ballot provided at the meeting. If you are the beneficial owner of shares held in street name, advance voting instructions must be submitted to your bank, brokerage firm, trustee or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the instructions included on your Notice or WHITE proxy card or, for shares held in street name, on the Notice or the WHITE voting instruction form included by your bank, brokerage firm, trustee or other nominee. If your shares are held in street name and you wish to vote at the meeting, you will need to contact the bank, brokerage firm, trustee or other nominee that holds your shares to obtain a “legal proxy” to bring to the meeting.

3

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 30, 2017, the day before the Annual Meeting.

•	Vote by Internet — If you have Internet access, you may vote from any location in the world 24 hours a day, 7 days a week, at the web site that appears on your Notice, WHITE proxy card or WHITE voting instruction form. Have your Notice, WHITE proxy card or WHITE voting instruction form in hand when you access the web site and follow the instructions.

•	Vote by Telephone — If you live in the United States, you may use any touch-tone telephone to vote toll-free 24 hours a day, 7 days a week. Have your Notice, WHITE proxy card or WHITE voting instruction form in hand when you call.

•	Vote by Mail — You may vote by mail by signing and mailing a WHITE proxy card or, for shares held in street name, the WHITE voting instructions provided by your bank, brokerage firm, trustee or other nominee.

All shares that have been properly voted and for which the vote has not been revoked will be voted at the Annual Meeting. An inspector of election, provided by Broadridge Financial Solutions, our proxy agent, will attend the Annual Meeting and tabulate the votes.

Changing or Revoking Your Vote

You may change or revoke your proxy instructions at any time prior to the cutoff time for telephone and Internet voting if you vote by either of those methods and otherwise prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy (or revoking your proxy) by voting again using the telephone or Internet prior to the cutoff time (your latest telephone or Internet proxy prior to the cutoff time is the one that will be counted) or by voting in person at the Annual Meeting. For shares held in street name, you may change or revoke your vote by following the instructions provided by your broker or other nominee. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Householding

SEC rules allow the Company to deliver a single copy of our Notice (or, if applicable, our Proxy Statement and Annual Report on Form 10-K) to two or more stockholders of record residing at the same address if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to eliminate your receipt of duplicate mailings and to reduce our printing and postage costs. Accordingly, your household may have received a single Notice or single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting us at the following address: TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, Attention: Investor Relations, or by telephone at (212) 321-5000.

Similarly, if you share an address with another stockholder and have received multiple sets of our proxy materials, you may contact us in the manner set forth above to request delivery of a single set of these materials in the future.

If your shares are held in street name, you may have received a householding notice from your bank, brokerage firm, trustee or other nominee. Stockholders who did not respond that they do not want to participate in householding are deemed to have consented to it, and only one Notice or one copy of the proxy materials is being sent to them. If proxy materials are mailed, each stockholder will continue to receive a separate WHITE voting instruction form. Stockholders wishing to change this election with their bank, brokerage firm, trustee or other nominee may contact their bank, brokerage firm, trustee or other nominee directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the banks, brokerage firms, trustees or other nominees where their shares are held, and their account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.

4

Lists of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time) at our principal executive offices at 14 Wall Street, 15th Floor, New York, NY 10005, by contacting the Secretary of the Company at least 24 hours in advance.

Costs of Proxy Solicitation

We will pay for the entire cost of soliciting proxies. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to these mailed proxy materials, the persons identified as “participants” on Annex A to this proxy statement may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Also, we may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. As a result of the potential proxy solicitation by the Dissident Group, we may incur additional costs in connection with our solicitation of proxies. The Company has retained Morrow Sodali, LLC (“Morrow Sodali”) to solicit proxies. Under our agreement with Morrow Sodali, Morrow Sodali will receive a fee of up to $5,000 plus the reimbursement of reasonable expenses. The reimbursement to Morrow Sodali will not be submitted to a stockholder vote. Morrow Sodali expects that approximately 20 of its employees will assist in the solicitation. Morrow Sodali will solicit proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of Morrow Sodali, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $60,000, of which approximately $20,000 has been incurred as of the date of this proxy statement.

5

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation currently provides for our Board to be divided into three classes, denominated Class I, Class II and Class III, which are as equal in number as practicable. Members of each class hold office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. We are asking our stockholders to approve an amendment to our charter which would declassify the Board and move to annual elections starting in 2018, and more information about that proposal can be found below.

In addition, one director may be elected by the holders of Series B Preferred Stock on an annual basis, at their discretion, pursuant to the Certificate of Designation for the Series B Preferred Stock and the agreements related to the investment by funds affiliated with Technology Crossover Ventures (“TCV”) in the Company. However, such board member is not a member of a class of directors. TCV has not elected an individual to fill the vacancy as of the date of this proxy statement but may do so in the future.

The names of the nominees and continuing directors, their ages as of the date of the Annual Meeting, and certain other information about them are set forth below.

Nominees for Director

Sarah Fay, Stephen Zacharias and Betsy Morgan each have been nominated for election at the Annual Meeting as Class III directors, to serve as a director for a three-year term expiring at our Annual Meeting of Stockholders in 2020 or until their respective successors have been duly elected and qualified. Each of these nominees is a current member of our Board and has consented to being named in this Proxy Statement as a nominee of the Board and to serve if elected. If, prior to the Annual Meeting, any nominee is unable to serve or for good cause will not serve, the Board may designate a substitute. If a substitute is designated, shares represented by validly submitted and unrevoked proxies that would have been voted for the original candidate will be voted for the substituted candidate.

Sarah Fay. Ms. Fay, 54, has served as a director of the Company since May 2012 and has more than 20 years of experience in the marketing services industry, with a track record of leveraging technology to deliver groundbreaking new models for advertising and media. Ms. Fay has served as a partner in Boston-based venture capital firm Glasswing Ventures since January 2016. Prior to joining Glasswing Ventures, between May 2009 and January 2016, Ms. Fay was primarily engaged by her board membership and advisor roles, which are described below. From April 2008 to May 2009, Ms. Fay served as Chief Executive Officer of Aegis Media North America, a media and digital marketing communications company, where she was also responsible for launching and growing a significant part of that business during her eleven year tenure. Prior to this position, Ms. Fay served as President of Carat US and Isobar US, where she was tasked with the integration of digital and traditional media services. During her tenure at Aegis, she launched the company’s U.S. digital offering, building a full service digital marketing agency and, ultimately, a network of agencies under the Isobar umbrella. She led the charge to acquire and integrate six specialist digital marketing firms: Vizium, Lot 21, Freestyle Interactive, AMMO, iProspect, and Molecular. Ms. Fay serves on the board of directors of several prominent independent digital marketing and advertising companies, such as Celtra, Inc., Women’s Marketing, Inc., and SocialFlow. In addition, Ms. Fay participates as a board advisor to several startups in the advertising technology space including clypd, Viral Gains, Evidon, Mavrck, Namely, AdDaptive Intelligence, Linkable Networks, and associations MITX and the Ad Club of Boston. The Board believes that Ms. Fay’s extensive experience in the media services industry, with particular knowledge of the digital media, marketing, and advertising industries, as well as her service as a director of a number of other companies, makes her a suitable member of the Board, able to provide valuable insight and advice.

6

Stephen Zacharias. Mr. Zacharias, 67, has served as a director of the Company since June 2015 and has over 40 years of financial related experience in leadership positions. Since March 2003 he has owned and served as the managing partner of Transact Capital Partners, LLC, a financial M&A advisory firm, and its affiliated investment banking firm Transact Capital Securities LLC, member of FINRA and SIPC. Since 2006, Mr. Zacharias has served on the board of directors and as audit committee chair of Invictus Financial Inc. (formerly Stockgroup Media, Inc.), a publicly-traded corporation. From 1997 to 2003 Mr. Zacharias served on the board of Hoovers, Inc., during which time Hoovers, Inc. was a publicly-traded corporation. In the 1990s he served as corporate treasurer of Media General, Inc., which was a publicly-traded corporation, and as audit director of a Fortune 1000 company throughout the 1980s. Mr. Zacharias has also served on various private boards, is a former certified public accountant and currently holds a Series 79 certification with FINRA. The Board believes that Mr. Zacharias’s extensive financial background and investment knowledge, makes him a suitable member of the Board, able to provide valuable insight and advice.

Betsy Morgan. Ms. Morgan, 48, has served as a director of the Company since September 2016. She has been serving as an Executive in Residence at LionTree Advisors, LLC, an advisory firm focused on technology, media and telecommunications since February 2016. Prior to joining LionTree, Ms. Morgan served as President of TheBlaze Inc., a multi-platform network delivering news, information and entertainment from January 2011 to July 2015. Ms. Morgan also served as the first CEO of The Huffington Post, where she led the award winning site to rapid audience and revenue growth. Prior to The Huffington Post, she spent ten years at CBS as Senior Vice President for CBS Interactive and the General Manager of CBSNews.com. Under Ms. Morgan’s leadership, CBSNews.com’s excellence was recognized with several industry awards. She is currently on the Board of Directors of Chartbeat, a web analytics company, Trusted Media Brands, Inc, a global media and direct marketing company, and CommerceHub, a provider of hosted integration, drop ship fulfillment, and product content management for multi-channel e-commerce merchants. Ms. Morgan holds a BA in Political Science and Economics from Colby College, where she currently serves on the Board of Trustees, and an MBA from Harvard Business School. The Board believes that Ms. Morgan’s extensive experience in media as well as her financial background and investment knowledge make her a suitable member of the Board, able to provide valuable insight and advice.

The Board’s Recommendation

The Board believes that the continued service of Ms. Fay, Mr. Zacharias and Ms. Morgan as directors is in the best interests of our stockholders. In particular, the Board notes that the Company is in the process of implementing the restructuring and growth initiatives that were put in place in 2016. These initiatives as well as the strategy behind them has been developed by the current Board. Accordingly, we believe that the election to the Board of the Dissident Group nominee could adversely affect the Company’s ability to implement this new business strategy and improve the Company’s operating results.

In addition, each of the Company’s nominees has professional experience in areas relevant to our strategy and operations and offers experience, leadership and continuity at a critical time for the Company’s future. Ms. Fay brings a depth of knowledge in the media services industry, Mr. Zacharias provides the Board with experience gained through his service in executive leadership roles related to financial services and investments and Ms. Morgan provides the Board with a breadth of experience in media as well as finance and investment knowledge.

We further believe that our nominees have other attributes necessary to create an effective board: high personal and professional ethics, integrity and values; vision and long-term strategic perspective; practical judgment and excellent decision-making skills; the ability to devote significant time to serve on our board and its committees and to continue to work in a collaborative manner with other board members; and a commitment to representing the long-term interests of all our stockholders.

Therefore, the Board of Directors unanimously recommends that stockholders use the WHITE proxy card to vote FOR the election of each of Sarah Fay, Stephen Zacharias and Betsy Morgan as Class III directors.

Information about Continuing Directors

The current Class I directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2018, or until their successors haves been duly elected and qualified, are as follows:

James J. Cramer. Mr. Cramer, 62, is a founder of the Company and has served as a director since May 1998. From June 1996 to December 1998, he served as co-Chair of the Board and from October 2008 to January 2011, served as Chair. He has been a columnist and contributor to the Company’s publications since its formation in 1996 and has been an employee of the Company since 2001, after retiring from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000. Mr. Cramer began his journalism career while pursuing his undergraduate studies, and became a “beat” reporter in Tallahassee, Florida covering some of the biggest stories of the day. Currently, Mr. Cramer hosts CNBC programs “Mad Money” and “Squawk on the Street” and appears frequently on various news programs, such as “Meet the Press” and “The Today Show.” The Board believes that Mr. Cramer’s extensive knowledge of financial markets and investing, the Company’s core editorial focus, extensive experience in financial media and journalism, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

Bowers Espy. Mr. Espy, 66, has served as a director of the Company since January 2016 and has over 25 years of experience in finance. After joining Merrill Lynch in 1983 as a vice president, mortgage finance officer and mortgage securities trader, he served in various roles until being named a Managing Director of Investment Banking and Head of the Financial Institutions Restructuring Group in 1989 and then Co-Head of the Depository Institutions Mergers and Acquisitions Department in 1993. After departing Merrill Lynch in 1995, among other ventures, Mr. Espy served as Senior Vice President and Chief Financial Officer of LinkShare Corporation, a pioneering online affiliate marketing company, from 2000 to 2001, and later served on the Board of Directors of Accredited Home Lenders Holding Co., a mortgage company, from 2004 to 2007. Mr. Espy currently serves on the National Advisory Council of the Johns Hopkins University School of Nursing, a role he has enjoyed for over 13 years. Mr. Espy is also the sole trustee of the charitable grantor trust organized and funded by TheStreet’s founder, James J. Cramer, in connection with TheStreet’s Action Alerts PLUS product as a vehicle for subscribers to track the performance of Mr. Cramer’s Action Alerts PLUS stock recommendations. Mr. Espy is not involved in any investment decisions undertaken by the trust and receives no compensation for serving as trustee. Mr. Espy holds M.A. and B.S. degrees in Economics from the University of Florida. The Board believes that Mr. Espy’s extensive financial business acumen and his long history with Action Alerts Plus, makes him a suitable member of the Board, able to provide valuable insight and advice.

7

The current Class II directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2019, or until their successors have been duly elected and qualified, are as follows:

David Callaway. Mr. Callaway, 53, has served as the Company’s Chief Executive Officer since June 2016. Prior to joining the Company, Mr. Callaway served as Editor-in-Chief of USA Today since July 2012, a subsidiary of Gannett Co., Inc. Prior to joining Gannett, Mr. Callaway served as Editor-in-Chief of MarketWatch, Inc. (and its predecessor CBS MarketWatch) between 2003 and 2012. Prior to serving as Editor-in-Chief of MarketWatch, he was executive editor and managing editor, dating back to 1999. Before MarketWatch, Mr. Callaway held positions as a securities industry reporter at Bloomberg and as a columnist at the Boston Herald. Mr. Callaway holds a BA and MA in Journalism from Northwestern University. The Board believes that Mr. Callaway’s long and extensive record of success in financial media and journalism make him a suitable member of the Board, able to provide valuable insight and advice.

Larry S. Kramer. Mr. Kramer, 66, has served as the Company’s Chair of the Board since December 2015. He first joined the Company’s Board in October 2015 and was the Company’s Interim President and Chief Executive Officer from February 2016 through June 2016. Mr. Kramer has over 40 years of experience in media and publishing and currently serves on the board of directors of MDC Partners Inc., a marketing and communications network, and Gannett Co., Inc., a media company, and previously served Gannett Co., Inc. as President and Publisher of USA TODAY from May 2012 to June 2015. Prior to joining Gannett, he was a media consultant and adjunct professor of Media Management at the Newhouse School of Communications at Syracuse University. From January 2008 to January 2010, Mr. Kramer was a Senior Advisor of Polaris Venture Partners. From March 2005 until March 2008, he served in a number of positions at CBS, including President of CBS Digital Media. Prior to joining CBS, he was Chair, CEO and Founder of MarketWatch, Inc. from 1995 until its sale to Dow Jones in January 2005. He was Founder, Executive Editor, and President of Data Sport Inc. from 1991-1994 and joined Data Broadcasting Corp. as Vice President in 1994 following its acquisition of Data Sport. Prior to founding Data Sport, he spent more than 20 years in journalism as a reporter and editor, including as Assistant Managing Editor and Metro Editor of the Washington Post and Editor of the San Francisco Examiner. While a journalist, he won several awards for reporting, including the National Press Club Award, and while an editor, his staff won two Pulitzer Prizes. Mr. Kramer serves on the board of directors of Harvard Business Publishing and the board of trustees of Syracuse University. He was a founding board member and former Chair of The Online Publishers Association and previously served on the public company boards of Discovery Communications, Inc. (2008-2012) and Answers Corp. (2005-2011). The Board believes that Mr. Kramer’s long and extensive record of success in financial media and journalism make him a suitable member of the Board, able to provide valuable insight and advice.

Executive Officers

The following sets forth certain information regarding current executive officers of the Company, including their ages as of the date of the Annual Meeting. Information pertaining to Mr. Callaway, who is both the Chief Executive Officer and a director of the Company, may be found in the section above entitled “Information about Continuing Directors.”

8

Eric Lundberg. Mr. Lundberg, 59, joined the Company in January 2016 as the Company’s Chief Financial Officer. Mr. Lundberg previously served as Senior Vice President and Chief Financial Officer of ALM Media, LLC, an integrated media company focused on the legal and commercial real estate sectors, from January 2008 to January 2015. He was also a member of ALM Media’s board of directors. Mr. Lundberg joined ALM Media from Penton Media, Inc., where he served as Executive Vice President and Chief Financial Officer from November 2006 to January 2008. Prior to joining Penton Media, Mr. Lundberg held various financial positions within American Lawyer Media (predecessor to ALM Media, LLC), including Vice President of Finance and Chief Financial Officer, from 1995 to 2006. Mr. Lundberg began his professional career at PriceWaterhouse, a predecessor firm of PricewaterhouseCoopers LLP, a multinational professional services firm. Mr. Lundberg holds a BS in Accounting from Lehigh University.

Jeff Davis. Mr. Davis, 56, has been the President of Institutional Services for the Company since November 2016, leading the growth of The Deal and BoardEx. Mr. Davis brings more than 25 years of institutional markets experience to the Company, joining from Barclays Bank Plc in New York where he was a managing director and global head of client strategy for its institutional capital markets business from November 2014 to April 2016. Prior to that, he was the global head of execution and advisory for the Barclays Wealth business, based in London from August 2012 to October 2014. Before joining Barclays, Mr. Davis spent two decades building and growing technology enabling information businesses and held a number of senior leadership roles including president and operating officer of Dow Jones Licensing, as well as general manager and executive vice-president of MarketWatch Inc. He is a graduate of Miami University and holds a MBA from New York University Stern School of Business.

Margaret de Luna. Ms. de Luna, 41, joined the Company in March 2016 as President of TheStreet.com, the Company’s consumer-facing business. Ms. de Luna previously held the position of Vice President of Product at Praetorian Digital, the leading digital media company in the public safety and local government market, from December 2015 to March 2016. Prior to joining Praetorian Digital, Ms. de Luna held various management positions within MarketWatch, including Director of Product Management and Interim General Manager, from September 2004 to August 2015. She also served as a board member of the Software Information & Industry Association’s ABM/CISD division, now known as Connectiv, from February 2015 to July 2015. Ms. de Luna holds a BA in English from the University of Texas at Austin.

Rachelle Zorn. Ms. Zorn, 47, has served as President of RateWatch since June 2011. RateWatch maintains the nation’s largest historical and real-time database of deposit, loan, and fee information from more than 100,000 financial institutions. Ms. Zorn joined RateWatch in 2001 as Vice President of Sales & Marketing responsible for sales, retention, marketing, and customer service. In 2004 Rachelle assumed responsibility for company-wide operations and, tasked with assessing the business for maximum performance, she increased profit margins by 40%. RateWatch was subsequently sold to TheStreet in 2007 with Rachelle as RateWatch’s Chief Operations Officer. From 2009 until 2014 Rachelle also served as the Vice President of Inside Sales & Customer Service for TheStreet’s consumer-facing, premium services division. Prior to joining RateWatch, Rachelle held various positions in call center, payroll, and health service industries. Rachelle earned a bachelor’s degree in marketing and communications from the University of Wisconsin and resides in Fort Atkinson, Wisconsin.

There are no family relationships between any director or executive officer of the Company.

9

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, charters, policies and procedures. For information on the Company’s corporate governance, including the text of the Company’s Restated Certificate of Incorporation, as amended, and By-laws, the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Corporate Governance Guidelines and the Code of Ethics, please visit the Investor Relations section of the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board of Directors and Committees

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds special meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings.

During fiscal 2016, the Board held twelve meetings and each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director or member of the applicable committee.

Independence of Directors

The Board has determined that five of its current seven members are “independent” as that term is described under listing requirements of NASDAQ. Under these standards, a director is not independent if the director has certain specified relationships with the Company or any other relationship, which in the opinion of the Board would interfere with the director’s exercise of independent judgment as a director. The independent directors are: Mr. Espy, Ms. Fay, Ms. Morgan, Mr. Kramer and Mr. Zacharias.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. In addition to these standing committees, the Board from time to time may establish special committees to which authority may be delegated with respect to particular matters. The functions of the standing committees, their members and the number of meetings held during fiscal year 2016 are described below.

The Audit, Compensation, and Nominating and Corporate Governance Committees are currently composed of the following members:

	Audit	Compensation	Nominating and Corporate Governance
Sarah Fay		✓	✓, Chair
Stephen Zacharias	✓	✓, Chair
Betsy Morgan	✓		✓
Bowers Espy	✓, Chair	✓
Larry Kramer			✓

= Audit Committee Financial Expert

10

Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company including ensuring the integrity of the Company’s financial statements. The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance. The Audit Committee currently consists of Mr. Espy, who serves as its chairman, Mr. Zacharias, and Ms. Morgan. All of the current members of the Audit Committee are independent under the Nasdaq corporate governance listing standards and satisfy the additional Nasdaq and SEC independence requirements for audit committee members, as well as Nasdaq rules for financial literacy. In addition, the Board has determined that Mr. Espy, the Chairman of the Audit Committee, and Mr. Zacharias are “audit committee financial experts” as defined under SEC rules. The Audit Committee held six meetings during fiscal year 2016. The Audit Committee operates under a written charter adopted by the Board, available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Compensation Committee. The Compensation Committee makes the final determinations concerning the compensation of the Company’s executive officers, oversees retention planning for the Company’s senior management and other key employees, administers the Company’s incentive and equity based compensation plans and makes recommendations to the Board regarding the compensation of the Company’s directors. The Compensation Committee requests the Company’s Chief Executive Officer to make compensation recommendations for the Company’s other senior managers (including the other named executive officers) and also obtains the Chief Executive Officer’s evaluations of each senior manager’s performance. The Compensation Committee currently consists of Mr. Zacharias, who serves as its chairman, Ms. Fay and Mr. Espy. The members of the Compensation Committee are independent under SEC and Nasdaq corporate governance listing standards. The Compensation Committee held eleven meetings during fiscal 2016. The Compensation Committee operates under a written charter, which is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and evaluates potential director candidates, recommends candidates for appointment or election to the Board and advises the Board on matters of corporate governance. The Nominating and Corporate Governance Committee currently consists of Ms. Fay, who serves as Chairman, Ms. Morgan and Mr. Kramer. The members of the Nominating and Corporate Governance Committee are independent under SEC and Nasdaq corporate governance listing standards. The Nominating and Corporate Governance Committee held six meetings during fiscal 2016. The Nominating and Corporate Governance Committee operates under a written charter, which is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

11

Board Leadership and Oversight of Strategy and Risk

In February 2016, Elisabeth DeMarse resigned as Chief Executive Officer of the Company and as a member of our Board. In connection with Ms. DeMarse’s resignation, Mr. Kramer was appointed as Interim President and Chief Executive Officer and continues as Chair of our Board, although no longer in a non-executive capacity. On June 9, 2016, the Company announced the appointment of David Callaway as President and Chief Executive Officer. With the appointment of a new Chief Executive Officer, Mr. Kramer resumed his role as Non-Executive Chair to ensure robust independent leadership on the Board and in recognition of the high demands of the Chair and Chief Executive Officer roles. The role of the Non-Executive Chair, as designed by the Board, is to organize Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management, and to liaise with the Chief Executive Officer in reviewing the strategic direction for the Company. The Non-Executive Chair is also responsible for maintaining an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; providing the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and ensuring that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his or her responsibilities, the Non-Executive Chair is directed to preserve the distinction between management and Board oversight by (i) ensuring that management develop corporate strategy and risk management practices; and (ii) focusing the Board to review and express its judgments on such developments.

Each of our directors, other than Mr. Callaway, our Chief Executive Officer, and Mr. Cramer, a founder of the Company, are independent and the Board believes that the independent directors provide effective oversight of management.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and other risks which may impact the financial health of the Company, such as information security. The Nominating and Governance Committee (as well as the Audit Committee in the context of related party transactions) manages risks associated with the independence of the members of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Board is also integrated into strategic planning, exercises robust oversight and tests and challenges both strategy and implementation. The Board undertook a comprehensive review of the Company’s long term strategy in 2016 and regularly reviews information regarding the Company’s industry, operations, balance sheet and technology considerations, among other things, as well as the risks associated with each. The Board actively reviews the Company’s long-term plans, with a focus on its implementation and the Company’s progress, and is committed to doing so regularly.

Director Nominations

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by stockholders and by management. From time to time, the Nominating and Corporate Governance Committee may also engage third-party search firms to assist it in identifying director candidates.

To have a potential director candidate considered by the Nominating and Corporate Governance Committee, a stockholder of record (“Record Stockholder”) must submit the recommendation in writing and must include the following information: (i) name and address of Record Stockholder submitting the recommendation; (ii) name, age, business and residential address, educational background, current principal occupation and employment for the preceding five full fiscal years of the proposed director candidate; (iii) description of the qualifications and background of the proposed director candidate indicating the particular skills or expertise the candidate would bring to the Board; (iv) consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting; (v) number of shares of the Company’s stock owned by the Record Stockholder submitting the recommendation and the length of time such shares have been held and a representation of share ownership in accordance with the requirements of the Company’s Amended and Restated By-Laws and policies; (vi) description of all relationships, arrangements or understandings between the Record Stockholder and the proposed director candidate; (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director; and (viii) any other information required by the Company’s Amended and Restated By-Laws.

12

The Company’s Nominating and Corporate Governance Committee will consider candidates recommended for nomination to the Board by Record Stockholders if submitted on a timely basis to the Company’s Secretary. Such submissions must be delivered to or mailed and received at the principal executive offices of the Company as set forth in its By-Laws, which currently require such notice to be provided not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Record Stockholder in order to be timely must be so received not later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting.

In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Nominating and Corporate Governance Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) leadership experience; (iii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iv) commitment to representing the interests of all stockholders of the Company; (v) diversity in skills, experience and background; (vi) ability to devote sufficient time to Board activities, including consideration of service on other public company boards; and (vii) status under all applicable independence requirements. Candidates recommended by stockholders will be considered under the same criteria as candidates recommended by other sources.

The Nominating and Corporate Governance Committee process for evaluating a director candidate may include, without limitation, any or all of the following steps: (i) review publicly available information about the candidate; (ii) request additional information from the candidate (or the submitting stockholder) to review his or her qualifications; (iii) conduct interviews with the candidate; (iv) contact the candidate’s references and/or other sources of firsthand information about the candidate; (v) cause to be assembled information concerning the background and qualification of the candidate, including information concerning the candidate to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person recommending the candidate; (vi) determine if the candidate satisfies minimum qualifications required by the Nominating and Corporate Governance Committee of candidates for election as director; (vii) determine if the candidate possesses any of the specific qualities or skills that under the Nominating and Corporate Governance Committee’s policies must be possessed by one or more members of the Board; (viii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (ix) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

The Company’s Policy and Procedures for Nomination of Directors is included as Attachment A to the Company’s Corporate Governance Guidelines, which are available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

On March 10, 2017, J. Carlo Cannell, in his capacity as the managing member of Cannell Capital LLC, general partner of Tristan Partners L.P., sent a letter to the Company nominating Al Angrisani for election to the Company’s Board of Directors at the Company’s 2017 Annual Meeting. Our Chairman and members of management met with Mr. Angrisani on several occasions to review his interest in serving on the Board as well as to seek his input on the strategy being pursued by the Board. After careful consideration and review, and noting that two of the Company’s nominees had joined the Board in the last two years and participated in the strategic planning underway, the Board decided to nominate Ms. Fay, Mr. Zacharias and Ms. Morgan for election at the 2017 Annual Meeting.

13

Board Effectiveness; Director Assessment; Board Education

It is important that the Board and its committees are performing effectively and in the best interests of the Company and its stockholders. Therefore, our Board of Directors performs an annual self-assessment, led by the Chair of our Nominating and Corporate Governance Committee, to among other things, evaluate the effectiveness of the Board and its committees in fulfilling their respective obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The most recent evaluation was conducted earlier this year and included a review of the effectiveness of the Board and each of its committees as well as review of the current size and composition of the Board.

Diversity Policy

The Board has not adopted a formal policy with respect to Board diversity. Nevertheless, the Nominating and Corporate Governance Committee and the Board intend to consider, when evaluating potential candidates to join the Board, whether the candidate’s background may add diversity to the Board to potentially enhance the variety of perspectives that may be brought to bear in carrying out the Board’s duties.

Stockholder Outreach

During 2016, the Board determined to identify, approach and formally establish a more active dialogue with our largest stockholders and conduct an extensive review of our corporate governance practices. As we have done in the past, we reached out to our largest stockholders in an effort to ensure that our Board and management understand and consider the issues that matter most to our stockholders. Through this program and since its commencement, we received and continue to periodically receive helpful input regarding a number of stockholder-related matters, and have adopted a number of significant changes to our corporate governance practices.

For example, prior to appointing Mr. Zacharias to the Board in 2015 and Ms. Morgan to the Board in 2016, several of our large stockholders were invited to meet with them and provide feedback on their qualifications as a board member. Additionally, subsequent last year’s annual meeting, we implemented majority voting for directors in uncontested elections and have committed to presenting a proposal to declassify the Board, which is included in this proxy statement.

We do not expect that we will always be able to address all of our stockholders’ feedback. However, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the Company with evolving regulations and best practices, issues raised by our stockholders, and otherwise as circumstances warrant.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors, any committee of the Board, or any individual director, by sending a letter to the Board or the appropriate committee or director c/o the Secretary of the Company at TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

All such correspondence shall be collected, organized and processed by the Secretary of the Company and forwarded to the appropriate director, committee, or full Board depending on the facts and circumstances outlined in the communication received. All matters concerning accounting, internal, controls or other audit matters, will be promptly forwarded to the Chair of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters. Comments or questions regarding the nomination of directors and other corporate governance matters will generally be referred to the Chair of the Nominating and Corporate Governance Committee.

14

The Board encourages all directors to attend annual meetings of the stockholders of the Company. All six members of the Board serving at the time of the 2016 Annual Meeting attended the meeting.

Corporate Governance Guidelines and Code of Ethics

We have adopted Corporate Governance Guidelines, which, in conjunction with our Certificate of Incorporation, By-laws and charters of the committees of our Board, form the framework for our corporate governance. We have also adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers. Both our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website in the Investor Relations section at http://investor-relations.thestreet.com, under “Corporate Governance.” To the extent mandated by legal requirements, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements.

Related Person Transaction Policy and Procedures

The Company has a written policy pursuant to which the Audit Committee reviews and approves or ratifies any transaction or series of transactions involving more than $20,000 (satisfying NASDAQ rules which only require review of any transaction or series of transactions involving more than $120,000) in which the Company was, is or will be a participant, and in which any related person had, has or will have, a direct or indirect interest. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Audit Committee is required to consider the facts and circumstances of the transaction, including, without limitation, the following:

(1)	the related person’s relationship to the Company and interest in the proposed transaction;

(2)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(3)	the benefits to the Company of the proposed transaction;

(4)	the impact on a director’s independence;

(5)	the availability of other sources for comparable products or services;

(6)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

(7)	any other matters the Audit Committee deems appropriate.

In addition, the policy requires Audit Committee review and approval of all proposed contributions by the Company to any charitable or non-profit organization for which a related person serves as a trustee, officer or other principal. In the event the Company becomes aware of a related person transaction that was not reviewed and approved in advance, then the transaction will be submitted to the Audit Committee for evaluation as above, and (i) if the transaction is pending or ongoing, the Committee will determine the appropriate course of action, including ratification, amendment or termination, and (ii) if the transaction is completed, the Committee will determine if rescission and/or disciplinary action is appropriate, and will request that the General Counsel evaluate the Company’s controls and procedures to ascertain why the transaction was not properly submitted for prior approval and whether changes to the policy and procedures are recommended. No Audit Committee member may participate in any review, consideration or approval of any transaction with respect to which such member, or any of his or her immediate family members, is a related person.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consist of Mr. Zacharias, chairman, Ms. Fay and Mr. Espy. Each of them is independent and none of them are employees or former employees of the Company. During fiscal year 2016, none of the Company’s executive officers served on the compensation committee (or equivalent) or the board of directors of another entity, an executive officer of which served on the Company’s Compensation Committee or Board.

15

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of BDO, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time in the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

BDO has audited our consolidated financial statements since it was first appointed in fiscal year 2013. We expect that representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Fees of Independent Registered Public Accountants

The Company’s independent registered public accounting firm was BDO for fiscal years ending December 31, 2016 and 2015. The following table sets forth the aggregate fees billed to the Company by BDO for services rendered with respect to such fiscal years:

	2016	2015
Audit Fees (1)	$386,468	$475,234
Audit-Related Fees	—	—
Tax Fees (2)	261,422	82,275
Total Fees	$647,890	$557,509

(1)	In accordance with SEC rules, audit fees are fees that the Company paid to its independent registered public accounting firm for the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the 2015 audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Tax fees for 2016 relate to (i) preparation and filing of the Company’s fiscal 2015 tax returns, as well as fees billed for professional services and tax compliance, tax advice and tax planning and (ii) research for the sales and use tax voluntary disclosure process, and tax restructuring related to Management Diagnostics Limited. Tax fees for 2015 relate to (i) preparation and filing of the Company’s fiscal 2014 tax returns, as well as to fees billed for professional services for tax compliance, tax advice and tax planning and (ii) consultations for a New York State tax audit and a New York City tax examination as well as tax restructuring relating to Management Diagnostics Limited.

The Audit Committee pre-approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public accounting firm prior to its engagement to perform such services.

16

2016 Audit Committee Report

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. The Company’s management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures desired to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as required.

Generally, at meetings of the Audit Committee held throughout the year, the Audit Committee met with senior members of the Company’s finance department and members of the audit engagement team of the Company’s independent registered public accountant. The Audit Committee also met regularly with the Company’s General Counsel to discuss legal, corporate governance and regulatory matters that concern the Company. In the performance of its oversight functions, the Audit Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements, as well as management’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee as required by professional standards. The Audit Committee has also discussed with BDO, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” and Rule 2-07 of the Regulation S-X “Communication with Audit Committees, of Regulation S-X. The Audit Committee also has received the written disclosures and the letter from BDO as required by applicable requirements of the PCAOB regarding the firm’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO its independence of BDO.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors
Bowers Espy, Chair
Stephen Zacharias

Betsy Morgan

17

Compensation of Directors

Set forth below is a general description of our current non-employee director compensation policy which was in effect during fiscal 2016.

Annual Cash Retainer. Each non-employee director receives an annual cash retainer in the amount of $30,000 for service on the Company’s Board. The retainer is payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th and December 31st) and pro-rated as necessary to reflect service commencement or termination during the quarter.

Equity Grant for Board Membership. Each non-employee director receives an annual grant of restricted stock units (“RSUs”) awarded under an equity compensation plan approved by the Company’s stockholders. The RSUs are awarded on the first business day of each calendar year and valued at $60,000 for all non-employee directors. The RSU value is calculated based upon the closing price of the Company’s common stock on the date of grant. The RSUs vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service. If a non-employee director is elected after the first business day of a year, the $60,000 grant shall be pro-rated to reflect the partial year of service, and will vest on the first business day of the following calendar year.

Equity Grant for Board Committee Membership. Each non-employee director who serves on the Company’s Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee receives, with respect to each such committee membership, an annual grant of 5,000 stock options. The stock options are awarded on the first business day of each year and have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The stock options vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service, and expire on the fifth anniversary of the date of grant; provided, however, that unless extended, the option shall expire 90 days after termination of service. If a non-employee director is appointed to any one or more of the Company’s standing committees after the first business day of a year, the 5,000 grant with respect to each such committee membership shall be pro-rated to reflect the partial year of service and will vest on the first business day of the following calendar year.

Committee Chair Retainers. In addition to the fees set forth above, the chair of each committee receives the following additional annual cash fees (payable quarterly in arrears and pro-rated for partial service in a quarter), to compensate him or her for the additional responsibilities and duties of the position:

Audit – $20,000

Compensation – $15,000; and

Nominating and Corporate Governance – $10,000

Non-Executive Chair Retainer. In addition to the fees set forth above, the Non-Executive Chair receives an annual cash retainer of $20,000 (payable quarterly in arrears and pro-rated for partial service in a quarter) as well as an annual equity grant after the first business day of each year consisting of RSUs with a value of $40,000, which shall vest on the first business day of the following year, in each case subject to his or her continued service as Non-Executive Chair.

Further, non-employee directors are reimbursed for the expenses they incur in connection with attending Board and committee meetings. See the section of this Proxy Statement entitled “Transactions with Related Persons” for a discussion of certain agreements between the Company and James J. Cramer in his capacity as an employee of the Company.

Mr. Kramer currently serves as Chair of the Board and during a portion of fiscal 2016 served as the Interim President and Chief Executive Officer of the Company. In addition to his existing compensation for service on the Board, he received additional compensation equal to $35,833 per month of service (pro-rated for any partial month of service) and an option to purchase 500,000 shares as described below in the section entitled “Long-Term Equity Incentives” in recognition of his service as the Interim President and Chief Executive Officer of the Company. Mr. Kramer did not participate in the Company’s benefit programs while serving in this role. The below table reflects the total compensation our directors earned during fiscal year 2016:

18

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
David Callaway(4)	—	—	—	—
James J. Cramer(5)	—	—	—	—
Elisabeth DeMarse(6)	—	—	—	—
Bowers Espy(7)	42,143	56,558	1,923	100,624
Sarah Fay (8)	40,000	60,001	4,468	104,469
Keith Hall (9)	19,643	60,001	1,734	81,378
Larry S. Kramer (10)	50,000	100,002	3,467	153,469
Betsy Morgan(11)	9,049	18,198	827	28,074
Stephen Zacharias(12)	45,000	60,001	4,469	109,470

(1)	The amounts in the “Fees Earned or Paid in Cash” column reflect the aggregate amount of cash received by each non-employee director for service on the Board and Chair of a particular committee.
(2)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. On January 4, 2016, Ms. Fay, Mr. Hall and Mr. Zacharias were each granted 40,817 RSUs and Mr. Kramer was granted 68,028 RSUs. On January 22, 2016, Mr. Espy was granted 41,283 RSUs and on September 12, 2016, Ms. Morgan was granted 15,824 RSUs. As of December 31, 2016, the following directors held unvested RSUs, each of which vested on January 4, 2017: Mr. Espy: 41,283 RSUs; Ms. Fay: 40,817 RSUs; Mr. Kramer: 68,028 RSUs; Ms. Morgan: 15,824 RSUs; and Mr. Zacharias: 40,817 RSUs.
(3)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of the stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2017. On January 4, 2016, Ms. Fay, Mr. Kramer and Mr. Zacharias were each granted 10,000 stock options and Mr. Hall was granted 5,000 stock options, each with an exercise price of $1.47 per share (the closing price of the Company’s common stock on the date of grant),which expire on January 4, 2021. On January 22, 2016, Mr. Espy was granted 4,714 stock options with an exercise price of $1.37 per share (the closing price of the Company’s common stock on the date of grant), which expire on January 22, 2021. On May 23, 2016, Ms. Fay and Mr. Zacharias were each granted 3,047 stock options with an exercise price of $1.13 per share (the closing price of the Company’s common stock on the date of grant), which expire on May 23, 2021. On September 12, 2016, Mr. Espy and Ms. Morgan were granted 1,517 and 3,033 stock options, respectively, each with an exercise price of $1.15 per share (the closing price of the Company’s common stock on the date of grant), which expire on September 12, 2021. As of December 31, 2016, the following directors held unvested stock options, each of which vested on January 4, 2017 (other than Mr. Kramer’s stock options covering 500,000 shares, which were granted in recognition of his services as Interim President and Chief Executive Officer of the Company): Mr. Espy: 6,231 stock options; Ms. Fay: 13,047 stock options; Mr. Kramer: 510,000 stock options; Ms. Morgan: 3,033 stock options; and Mr. Zacharias: 13,047 stock options.
(4)	Mr. Callaway’s compensation for his service as the Company’s President and Chief Executive Officer is described in the Summary Compensation Table and in the section of this Proxy Statement entitled “Agreements with Executives”. Mr. Callaway does not receive separate consideration for his service as a director of the Board.
(5)	Mr. Cramer is a director and an employee but not an executive officer of the Company. Compensation paid to Mr. Carmer is described in the section of this Proxy Statement entitled “Transactions with Related Persons.” Mr. Cramer does not receive separate consideration for his service as a director.
(6)	Ms. DeMarse’s compensation for her service as the Company’s former President and Chief Executive Officer is described in the Summary Compensation Table and in the section of this Proxy Statement entitled “Agreements with Former Executives”. Ms. DeMarse did not receive separate consideration for her service as a director.
(7)	Cash compensation includes annual fees of $30,000 for service on the Board and $12,143 for duties associated with chairing the Audit Committee.
(8)	Cash compensation includes annual fees of $30,000 for service on the Board and $10,000 for duties associated with chairing the Nominating and Corporate Governance Committee.
(9)	Cash compensation includes pro-rated annual fees of $11,786 for service on the Board and $7,857 for duties associated with chairing the Audit Committee. Mr. Hall resigned from the Board in May 2016.
(10)	Cash compensation includes annual fees of $30,000 for service on the Board and $20,000 for duties associated with serving as the Non-Executive Chair. Mr. Kramer’s compensation for his service as the Company’s former President and Chief Executive Officer is described in the Summary Compensation Table and in the section of this Proxy Statement entitled “Agreements with Former Executives”.
(11)	Cash compensation includes prorated annual fees of $9,049 for service on the Board. Ms. Morgan was appointed to the Board in September 2016.
(12)	Cash compensation annual fees of $30,000 for service on the Board and $15,000 for duties associated with chairing the Compensation Committee.

19

2017 Director Compensation Decisions

In September 2016, our non-employee director compensation policy was amended, effective January 1, 2017, to align our annual non-employee director equity compensation awards with our annual meeting of stockholders. Commencing on the annual meeting, each non-employee director will be awarded his or her annual RSU grant(s) and, if applicable, option grant(s) on the date of each annual meeting, which in each case will vest upon the earlier of (i) the first anniversary of the date of grant, (ii) the occurrence of a change in control or (iii) the next annual meeting. If a non-employee director is elected after an annual meeting, his or her RSU or option grant will be pro-rated to reflect the partial year of service. In addition, if a director is terminated without cause, his or her award(s) will vest on a pro-rata basis. Because the revised policy would not take effect until the 2017 annual meeting, on January 3, 2017, the directors received pro-rated RSU grants, and to the extent applicable, pro-rated option grants to cover the period from January 1, 2017 until the date of the 2017 annual meeting. In addition, effective January 1, 2017, committee stock option grants were increased from 5,000 to 10,000 stock options.

Stock Ownership of Directors

Pursuant to the Company’s stock ownership guidelines as approved by the Board, each director is expected to beneficially own shares of the Company’s common stock (excluding shares underlying unexercised stock options) equal to at least $180,000 in value. A director who joins the Company is expected to be in compliance with this guideline by the fourth anniversary of the date of his or her election as a director. The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders. All of our directors are currently in compliance with the ownership guidelines.

20

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Compensation Discussion and Analysis

As we are a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act, we are not required to provide a “Compensation Discussion and Analysis” or “CD&A” as part of this proxy. However, as we have provided a CD&A in past, we have decided to voluntarily continue to provide one in this proxy statement so that our stockholders can better understand the changes we have made to our compensation programs as a result of the significant changes in the management team over the past year. The CD&A discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2016 were as follows: David Callaway, President and Chief Executive Officer; Larry Kramer, former Interim President and Chief Executive Officer; Elisabeth DeMarse, former President and Chief Executive Officer; Eric Lundberg, Chief Financial Officer; Rachelle Zorn, President, RateWatch; and Michael Crosby, former President, The Deal.

Leadership Changes

As described below, the composition of our management team changed substantially in 2016.

New Leadership. In January 2016, Mr. Lundberg was appointed to serve as our Chief Financial Officer. In February, Mr. Kramer, our Chairman of the Board, was appointed to serve as our Interim President and Chief Executive Officer. In July 2016, Mr. Callaway was appointed to serve as our permanent President and Chief Executive Officer and Mr. Kramer ceased to serve as the Company’s Interim President and Chief Executive Officer and resumed his role as Non-Executive Chairman of the Board. A discussion of Mr. Callaway and Mr. Lundberg’s employment and severance arrangements can be found below in the section entitled “Agreements with Current Executive Officers.” A discussion of Mr. Kramer’s compensation as Interim President and Chief Executive Officer can be found below in the section entitled “Agreements with Former Executives.”

In determining Mr. Callaway, Mr. Lundberg and Mr. Kramer’s compensation arrangements, the Compensation Committee considered data and compensation opportunities for similarly situated executive officers, executive leadership development, personal experience, and the cost of each executive officer’s total compensation package. In determining Mr. Callaway and Mr. Lundberg’s severance rights (Mr. Kramer was not provided with any severance rights), the Compensation Committee was mindful of our stockholders’ concerns about excessive severance, and as a result, Mr. Callaway’s severance rights are more limited than the severance rights of Ms. DeMarse, our previous President and Chief Executive Officer.

Departures. In February 2016, Ms. DeMarse resigned as our President and Chief Executive Officer and in October 2016, Mr. Crosby’s employment with the Company as President, The Deal was terminated. A discussion of Ms. DeMarse and Mr. Crosby’s separation agreements can be found below in the section entitled “Agreements with Former Executives.”

Stockholder Advisory Vote to Approve Executive Compensation

At our 2016 annual meeting of stockholders, our stockholders approved, in a non-binding advisory vote, the compensation of our named executive officers with approximately 56% of the votes cast voting in favor. This vote is commonly known as “say-on-pay.” While this represents a majority stockholder support, it is much lower than our historical results and below what our Committee deems acceptable. In response to the lower than desired approval by stockholders on the say-on-pay vote, the Company has taken several actions this year related to compensation, including the following: (1) modification of our annual short-term cash incentive program from quarterly payouts to annual payouts; (2) in connection with the hiring of new executives, we evaluated the appropriate levels of compensation for the new executives and negotiated severance protections consistent with market-standards, in particular on the new CEO’s agreement, we consulted with Compensia, Inc. (“Compensia”) to provide market data in making our offer; and (3) we are evaluating the potential adoption of a long-term performance-based equity incentive program to further shift a portion of the executives’ compensation to be “at risk” and better aligned to the interests of stockholders. The compensation committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements. Consistent with the stated preference of a majority of our stockholders, the compensation committee determined that we will hold a “say-on-pay” vote every year, the next “say-on-pay” advisory vote will be held at the 2017 Annual Meeting.

21

Fiscal 2016 Business Highlights

2016 was a year of restructuring, transition and investment. In 2016, we:

•	Recruited and hired a new and experienced management team, including our President and Chief Executive Officer, David Callaway;

•	Established one unified newsroom across all business units;

•	Identified and optimized synergies among our products in order to add scale to our data, technology and commercial capabilities;

•	Continued to expand our content distribution channels to broaden our customer base and enhance the user experience;

•	Identified new and growing revenue streams and provided support and resources necessary to maximize them (events, native advertising and custom content); and

•	Increased the Board to seven members, with five independent directors.

Our business strategy for 2017 is centered on accelerating our growth by successfully implementing the initiatives that were put in place in 2016.

Good Governance and Best Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our philosophy, our short-term and long-term business goals and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2016:

Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

Independent Compensation Committee Advisors. To the extent the compensation committee determined it was necessary and appropriate, it engaged its own compensation consultant, Compensia, to assist with its certain matters related to its 2016 compensation responsibilities. Compensia performed no other consulting or other services for us in 2016.

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy.

Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

➢  Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

22

➢  No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits to our named executive officers;

➢  “Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid), except, in certain instances, equity awards will fully accelerate if the acquirer does not assume outstanding equity awards in connection with the change-in-control;

➢  Minimum Stock Ownership Guidelines. Each of our executive officers, and certain other members of our leadership team as identified by the Compensation Committee, will be encouraged to own shares of Common Stock equal to a certain multiple of his or her annual base salary;

➢  Performance-Based Incentives. We use performance-based cash incentives, which, commencing with fiscal year 2017 earned and will be paid annually;

➢  Multi-Year Vesting Requirements. The equity awards granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives;

➢  No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our named executive officers other than the plans available to all employees;

➢  Limited Perquisites. Generally, our policy is to provide only limited perquisites or other personal benefits to our named executive officers provided that in extraordinary circumstances, we may consider providing personal benefits if it would result in a direct benefit to the Company;

➢  No Tax Reimbursements. We do not provide any tax reimbursement payments to any of our named executive officers (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits;

➢  Pledging Prohibited. Our named executive officers and Board members are prohibited from pledging our common stock as collateral to secure loans and our executive officers and Board members may not purchase put and call options or engage in any other hedging transactions; and

➢  Compensation Risk. The Compensation Committee regularly reviews our compensation plans for risk. The Compensation Committee has determined the Company’s compensation programs do not create inappropriate incentives.

Executive Compensation Overview

The Compensation Committee sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of, and awarding long-term incentives under, the Company’s 2007 Performance Incentive Plan (the “2007 Plan”).

23

Objectives and Philosophy of Our Executive Compensation Program

In establishing and managing compensation for the executive officers, the Compensation Committee intends to enhance stockholders’ long-term interests through principles and objectives with respect to our compensation and benefits programs for our employees generally, and for our executive officers specifically, that are designed to:

•	motivate executive officers to achieve the highest levels of performance;

•	assist in recruiting and retaining talented employees;

•	align compensation with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•	compete with rapidly growing, respected companies in businesses similar to ours within clear and rational guidelines; and

•	create a compensation environment driven by accountability.

Consistent with the preceding tenants, the Compensation Committee’s philosophy with respect to long-term incentives under the 2007 Plan is to limit initial equity awards to new executive officers to options. The purpose is to ensure that initially the executive officers’ long-term equity incentives are dependent upon the performance of the Company. If, and when, the Compensation Committee awards long-term equity incentives to existing executive officers, the Compensation Committee often will use a mixture of options and RSUs reflective of the contributions of the executive officers to the Company’s performance. The use of RSUs enables the Compensation Committee to limit dilution while providing appropriate incentives to executive officers and linking compensation to Company performance. In the future, the Compensation Committee expects to continue to provide a meaningful amount of the named executive officers compensation in the form of equity, including, potentially, performance-based equity.

Elements of Compensation and Linkage to Objectives

The Compensation Committee believes that the best way to achieve these objectives is to establish compensation for the Company’s executive officers consisting of (i) a base salary; (ii) short-term incentives provided through an annual cash incentive program; (iii) long-term incentives provided through grants of equity; (iv) protections in the event of a qualifying termination of employment; and (v) various other employee benefits. The overall package should be competitive with packages offered by the Company’s peers and other companies in our industry or metropolitan area, as the Company competes with such other companies to attract and retain employees. In establishing the target and payment methodology for the annual cash incentive awards, the Compensation Committee seeks to create incentives that are challenging, but attainable and that the achievement of which will enhance long-term stockholder value. We view each of these components as related but distinct, reviewing them each individually, as well as collectively to ensure that the total compensation paid to our named executive officers meets the objectives of our executive compensation program as detailed above. Not all compensation components are necessarily provided to each named executive officer. The Compensation Committee endeavors to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal parity and consistency between named executive officers with similar levels of responsibility.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. We do not currently have any policies for allocating compensation between short- and long-term compensation or cash and non-cash other than a general desire to emphasize long-term non-cash compensation over short-term cash consideration.

24

Determination of Compensation

The determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee’s assessment of the performance of the Company against its financial and strategic goals, the level of responsibility and individual performance of each executive officer, and executive compensation at comparable companies. At the request of the Compensation Committee, the Company’s Chief Executive Officer has made compensation recommendations for the Company’s senior managers (including the named executive officers) other than himself or herself. The Chief Executive Officer also discussed with the Compensation Committee his or her evaluations of each manager’s performance. The Compensation Committee discussed the recommendations with the Chief Executive Officer and amongst its members. Additionally, the Compensation Committee conducted a review of the Chief Executive Officer’s performance with the Company’s Board. The Compensation Committee makes the final decisions on the compensation of all named executive officers.

To the extent it determines necessary, the Compensation Committee will engage its own compensation consultant to assist with the establishment of appropriate compensation levels for its named executive officers. For example, in 2016, the Compensation Committee engaged Compensia to assist in establishing a competitive compensation package in connection with the hiring of the new President and Chief Executive Officer, David Callaway.

Excluding certain fixed bonuses for the initial year of employment, in addition to providing a portion of the executive officers compensation in the form of long-term incentives that are aligned with the stockholders interests, a substantial portion of each executive officer’s total cash compensation are or will be contingent upon the achievement of objective company-based and individual performance goals for each fiscal year. The short-term cash incentives for fiscal year 2016 are described in more detail below.

Base Salary

Base salary is the basic element of direct cash compensation, designed to attract and retain highly qualified executives. Accordingly, in setting base salary, the Compensation Committee intends to be competitive with other publicly-traded companies in our industry of providing Internet-related content services (with the understanding that such comparisons are imperfect). The Committee also considers the level of responsibility of the position and the level of experience of the executive. Additionally, in some circumstances, it is necessary to set compensation at levels that differ from median market levels, due to recruitment or retention considerations, to recognize roles that vary in responsibility from standard market positions, or to reward individual performance. In evaluating base salaries for our executive officers, we seek to be competitive, but remain cost-effective.

In January 2016, the Compensation Committee increased Mr. Crosby’s base salary from $200,000 per annum to $300,000, a 50% increase, which the Compensation Committee determined was warranted to provide him with a market-competitive salary reflective of his performance to date (his first salary increase since joining the Company), to provide him with an appropriate compensation level as a future incentive and to align his compensation more closely with the market generally. The Compensation Committee did not increase the base salary of any of the other named executive officers for 2016 as, based on its review, the current base salaries for the other named executive officers remained at an appropriate level (for the active employees of the Company, the base salaries are still the initial base salaries upon commencing employment with the Company).

25

Performance-Based Bonus Award Targets

Cash Bonus Plan

Our cash bonus plan is the short-term incentive component of our executive compensation program pursuant to which Mr. Callaway and Mr. Lundberg participated in 2016. The cash bonus plan is designed to provide a direct method of motivating executives to the achievement of near-term corporate performance goals. As originally implemented for fiscal 2016, our cash bonus plan provided for the payment of cash bonuses based upon achievement of quarterly financial performance measures determined by our Compensation Committee to be critical to our long-term success. For 2016, the cash bonus plan initially provided that the annual target bonus of each participant in the cash bonus plan would be allocated based on the Company’s performance during each calendar quarter during 2016, as follows: (i) 25% of target annual bonus based on performance for the first calendar quarter of 2016, of which 22.5% was payable on or before April 30, 2016 (the “First Quarter 2016 Bonus”); (ii) 25% of target annual bonus based on performance for the second calendar quarter of 2016, of which 22.5% was payable on or before July 31, 2016 (the “Second Quarter 2016 Bonus”); (iii) 25% of target annual bonus based on performance for the third calendar quarter of 2016, of which 22.5% was payable on or before October 31, 2016 (the “Third Quarter 2016 Bonus”); and (iv) 25% of target annual bonus based on performance for the fourth calendar quarter of 2016, of which 22.5% payable on or before February 29, 2017 (the “Fourth Quarter 2016 Bonus”). The difference between the target and payable portions of the First Quarter 2016 Bonus, the Second Quarter 2016 Bonus, the Third Quarter 2016 Bonus and the Fourth Quarter 2016 Bonus (collectively, the “Quarterly Bonuses”) represents a 10% holdback on each bonus payment. The aggregate amount of the full year holdback on bonuses was payable on or before February 29, 2017 (the “Holdback Bonus”).

Each Quarterly Bonus is based 80% upon achievement of a revenue target ($68,315,793 for the full year) and 20% upon achievement of individual performance targets as determined in the discretion of the Compensation Committee. The bonus amount for a Quarterly Bonus will be the bonus opportunity for the quarter (i.e., 25% of the total annual bonus opportunity) multiplied by the Achievement Percentage for the applicable quarter. The Achievement Percentage is the sum of (x) the MBO Achievement Percentage (i.e., the individual performance metric) and (y) the Revenue Achievement Percentage (i.e., the Company performance metric). The MBO Achievement Percentage is equal to (x) 20% multiplied by (y) the percentage of the MBOs achieved by the executive as determined by the Company. The Revenue Achievement Percentage is (x) 80% multiplied by (y) a percentage of achievement (up to a maximum of 150%) against the revenue target determined as follows: (i) 55% upon 85% achievement of the applicable revenue target plus (ii) 3% for every percentage of achievement above 85% up to 100% (i.e., at 100% achievement, the percentage would be 100%) plus (iii) 0.5% for each 1% above 100% to 103% (i.e., up to an additional 1.5%) plus (iv) 3% for every percentage of achievement above 103% (up to the maximum of 150%). Notwithstanding the forgoing, the Compensation Committee had discretion to pay less than these amounts if in its judgment the bonus should be reduced.

In June 2016, following the second calendar quarter of 2016, the Compensation Committee made the decision to revise the cash bonus plan to transition from a quarterly bonus structure following the payment of the Second Quarter 2016 Bonus to an annual bonus structure (for 2016, this applied to the remainder of the bonus opportunity for 2016), with a bonus payout occurring when the Fourth Quarter 2016 Bonus would normally be paid out for an amount equal to the amounts that would otherwise be paid with respect to the Third Quarter 2016 Bonus, the Fourth Quarter 2016 Bonus and the Holdback Bonus.

Pursuant to his offer letter, Mr. Callaway was eligible for a pro-rated annual bonus in 2016 under our cash bonus plan equal to 50% of his base salary that was actually received during the year. 50% of Mr. Callaway’s prorated target bonus for 2016 ($122,247 based upon a pro-rated 2016 salary of $244,493) would be guaranteed, subject only to his remaining a full-time employee of the Company with no notice of intent to cease such employment through the bonus payment date.

Pursuant to his offer letter, Mr. Lundberg was eligible for an annual bonus in 2016 under our cash bonus plan equal to 40% of his base salary (which was $275,000 in 2016), provided that Mr. Lundberg would be paid an annual bonus of $110,000 for 2016 subject only to his remaining a full-time employee of the Company with no notice of intent to cease such employment through the bonus payment date.

Below is a summary of the performance-based bonuses earned in 2016 under the cash bonus plan by Mr. Callaway and Mr. Lundberg:

Mr. Callaway received $105,104 (which exceed his guaranteed bonus amount), which is equal to the amount that would otherwise have been paid with respect to the Third Quarter 2016 Bonus and Fourth Quarter 2016 Bonus. Mr. Callaway did not receive an amount for the First Quarter 2016 Bonus or Second Quarter 2016 Bonus because he was not employed by the Company until the third calendar quarter of 2016.

26

Mr. Lundberg received: (i) $22,000 for the First Quarter 2016 Bonus, (ii) $26,000 for the Second Quarter 2016 Bonus, and (iii) $62,000, which is equal to the amount that would otherwise have been paid with respect to the Third Quarter 2016 Bonus, Fourth Quarter 2016 Bonus and the Holdback Bonus.

Variable Compensation Plan

Our 2016 variable compensation plan is the short-term incentive component of our executive compensation program pursuant to which Ms. Zorn and Mr. Crosby participated in 2016, which is comprised of two components, the sales commission plan and the over goal bonus plan, each of which is designed to provide a direct method of motivating executives to the achievement of sales goals. Ms. Zorn was also entitled to the payment of a $25,000 annual expense bonus.

The sales commission plan provides for monthly commissions based upon achievement of sales goals that are deemed by our Compensation Committee to be critical to our long-term success. All commissions are approved by our Compensation Committee before they are paid. The monthly commission rate for Ms. Zorn and Mr. Crosby was calculated as follows

•	1% of revenue up to the named executive officer’s sales goal (such sales goal, $7,300,000 in revenue for RateWatch for Ms. Zorn and $24,300,000 in revenue for The Deal/Board Ex for Mr. Crosby);

•	2% on revenue above the named executive officer’s sales goal but less than his or her “stretch” goal (such stretch goal, $7,400,000 in revenue for RateWatch for Ms. Zorn and $24,500,000 in revenue for The Deal/Board Ex for Mr. Crosby); and

•	3% on revenue above the named executive officer’s “stretch” goal.

The over goal bonus plan for Ms. Zorn provides for an annual bonus in an amount equal to 7.5% of revenue for RateWatch generated above $7,000,000.

The over goal bonus plan for Mr. Crosby provides for an annual bonus in an amount determined as follows:

•	A $50,000 bonus upon achievement of $24,815,000 in annualized contract value for The Deal/Board Ex (the “ACV Goal”);

•	An additional $25,000 bonus for each 1% of annualized contract value for The Deal/Board Ex above 104% of the ACV Goal; and

•	An additional $50,000 bonus upon achievement of $25,215,000 in annualized contract value for The Deal/Board Ex.

For 2016, Ms. Zorn, based off $7,192,705 revenue achieved by RateWatch in 2016, earned $71,928 in sales commission and an over goal bonus of $14,453. Mr. Crosby, based off $22,130,695 revenue achieved by TheDeal/BoardEx in 2016, earned $137,921 in sales commission for 2016. Mr. Crosby did not earn his ACV bonus for 2016.

Long-Term Equity Incentives

Long-term incentives are provided by equity awards, generally made under the 2007 Plan. The 2007 Plan authorizes the Compensation Committee to grant a variety of types of equity awards, including stock options, stock appreciation rights, restricted stock and RSUs. Long-term equity awards enable our executive officers to maintain an equity interest in the Company, which aligns their financial interests with those of our stockholders.

27

Effective April 1, 2016, the Compensation Committee granted Mr. Kramer a nonqualified stock option to purchase 500,000 shares (the “Kramer Option”) in recognition of his service as the Interim President and Chief Executive Officer that vests over a period of three years as follows: 1/3rd of the shares underlying the Kramer Option will vest on the one year anniversary of the grant date, and 1/36th of the original shares granted will vest each month thereafter over the succeeding 24 months on the anniversary of the grant date (or the last day of the month, if necessary), subject to Mr. Kramer’s continued service in any capacity with the Company, including, without limitation, his continued service on the Board after he ceases to be the Interim President and Chief Executive Officer.

Effective January 19, 2016, in connection with Mr. Lundberg’s appointment as Chief Financial Officer, the Compensation Committee granted Mr. Lundberg a new-hire nonqualified stock option to purchase 650,000 shares (the “Lundberg Option”), which was subsequently modified by the Compensation Committee on March 31, 2016, so that it vests over a period of three years as follows: 1/3rd of the shares underlying the Lundberg Option will vest on the one year anniversary of the date Mr. Lundberg commenced employment, and 1/36th of the original shares granted will vest each month thereafter over the succeeding 24 months on the anniversary of the date Mr. Lundberg commenced employment (or the last day of the month, if necessary), subject to Mr. Lundberg’s continued employment with the Company.

Effective July 6, 2016, in connection with Mr. Callaway’s appointment as Chief Executive Officer, the Compensation Committee granted Mr. Callaway a new-hire nonqualified stock option grant covering 1,000,000 shares (the “Callaway Option”) that vests over a period of three years as follows: 1/3 of the shares underlying the Callaway Option will vest on the one year anniversary of the date Mr. Callaway commences employment, and the remaining shares will vest in equal installments over the 24 months thereafter on the monthly anniversary of the date Mr. Callaway commences employment (or the last day of the month, if necessary), subject to Mr. Callaway’s continued employment with the Company.

The Kramer Option, Lundberg Option and Callaway Option contain certain vesting acceleration provisions in the event of a termination without cause (as defined in the agreement evidencing the stock option) or non-assumption of the stock option in connection with a change in control of the Company. The agreements evidencing each stock option also contains restrictive covenants prohibiting the executive from competing with the Company for a period of six months after his termination date or soliciting its employees, clients or vendors for a period of one year after his termination date.

In addition, on April 1, 2016, the Compensation Committee granted Ms. Zorn a RSU award for 30,000 shares in light of her increased responsibilities and to provide further retention incentives.

Perquisites and Personal Benefits

Except for negotiated relocations packages in connection with the hiring or promoting of new executive officers as well as eligible to participate in an executive insured medical reimbursement plan, we generally do not provide our executive officers with any perquisites or personal benefits that are not provided to our employees generally.

Stock Ownership Guidelines

The Board believes that our executive officers and certain other members of our leadership team should own and hold our Common Stock to further align their interests with the interests of our stockholders and to further promote our commitment to sound corporate governance. Therefore, the Board adopted the minimum stock ownership guidelines described below that is applicable for our executive officers.

Each of our executive officers, and certain other members of our leadership team as identified by our Compensation Committee, is required to own Common Stock equal to one times his or her annual base salary as follows. Each person has until the five years from the date that the person is appointed and subject to these guidelines to attain and maintain such ownership levels. The Compensation Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. For purposes of these guidelines, the value of a share shall be measured as of January 1st of each year based on the closing price on the last day of the prior fiscal year.

28

Impact of Tax Treatment on Compensation

Section 162(m) of the Code limits deductibility of certain compensation paid to certain executive officers to $1 million per officer in any one year. However, performance-based compensation can be excluded from this limitation so long as it meets certain requirements.

Agreements with Current Executive Officers

In connection with Mr. Callaway’s appointment, the Company and Mr. Callaway entered into a letter agreement effective June 8, 2016 (the “Letter Agreement”) that sets forth the terms and conditions of his employment. Under the Letter Agreement, Mr. Callaway will receive an annual base salary of $500,000. Mr. Callaway will be eligible for an annual bonus (prorated for 2016) that has a target payment of 50% of the base salary that he actually receives during the year, subject to the satisfaction of individual and company performance goals or criteria to be established by the Compensation Committee of the Company’s Board of Directors and the terms and conditions of the Company’s bonus plan, provided that 50% of Mr. Callaway’s prorated target bonus for 2016 will be guaranteed, subject only to his remaining a full-time employee of the Company with no notice of intent to cease such employment through the bonus payment date.

In addition, on June 8, 2016 the Company entered into a severance agreement with Mr. Callaway that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement evidencing the Callaway Option) and he executes a release agreement in favor of the Company, then he will be entitled to (i) receive a lump-sum severance payment equal to twelve months of his base salary (at the annual rate in effect as of the time of termination, but not less than $500,000); and (ii) Company-paid COBRA premiums for up to twelve months. Mr. Callaway is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Eric Lundberg – Current Chief Financial Officer

On January 19, 2016, the Company executed an offer letter with Mr. Lundberg that provides that he will serve as the Company’s Chief Financial Officer. Pursuant to the offer letter, Mr. Lundberg will receive a base salary of $275,000 per annum, and is eligible for an annual bonus that has a target payment of 40% of his base salary, subject to the satisfaction of individual and company performance goals or criteria as may be established by the Compensation Committee and the terms and conditions of the Company’s bonus plan, provided that Mr. Lundberg will be paid an annual bonus of $110,000 for calendar year 2016, subject only to his remaining a full-time employee of the Company with no notice of intent to cease such employment through the bonus payment dates.

In addition, on January 19, 2016 the Company entered into a severance agreement with Mr. Lundberg that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement evidencing the Lundberg Option) and he executes a release agreement in favor of the Company, then he will be entitled to (i) receive a lump-sum severance payment equal to twelve months of his base salary (at the annual rate in effect as of the time of termination, but not less than $275,000)); and (ii) Company-paid COBRA premiums for up to twelve months. Mr. Lundberg is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

29

Rachelle Zorn – President, RateWatch

On August 11, 2010, the Company entered into a severance agreement with Ms. Zorn that provides that in the event her employment with the Company or a successor is terminated by the Company or successor without cause (as defined in the agreement) or Ms. Zorn voluntarily terminates her employment for Good Reason (as defined in the agreement) and she executes a release agreement in favor of the Company, then she will be entitled to receive a lump-sum severance payment equal to four weeks per year of service of her base salary (at the annual rate in effect as of the time of termination) (with any partial year of service prorated on a daily basis) up to a maximum of one year of severance. The agreement contains restrictive covenants prohibiting Ms. Zorn from competing with the Company throughout her employment and afterwards for the length of the Severance Period or soliciting its employees, clients or vendors for a period of six months after her termination date. Ms. Zorn is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Provisions Generally Applicable to Current Executive Officers

The executives’ applicable agreements generally define “Cause” to include willful misconduct or gross negligence, willful and material dishonesty or misappropriation of Company funds, properties or other assets, unexcused repeated absence from work, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a felony involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws, or breach of the performance of job duties, which is not cured within 30 days after notice. “Good Reason” generally is given the meaning ascribed to such term in Treasury Regulation Section 1.409A-1(n)(2)(ii).

Mr. Callaway and Mr. Lundberg applicable severance agreements contain a "better after-tax" provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

A “Change of Control” under the 2007 Plan and the above-described severance agreements occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions); (2) the date on which a majority of the members of the Board are not “Current Directors” (which term is defined to mean the Company’s current directors and directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of all or substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

In order to receive severance payments and benefits, generally each executive is required to execute a release of claims and not violate his or her obligations in the applicable agreement to (i) keep information about the Company’s business confidential, (ii) refrain from making disparaging comments about the Company (and its directors, officers and employees) and (iii) for a period following termination (up to a maximum of two years depending on the named executive officer), not solicit or hire anyone who was employed by the Company during the term of the applicable agreement and not solicit any client or vendor of the Company to cease its relationship with the Company. In addition, the applicable RSU and stock option agreements, in certain instances, provide for forfeiture and claw-back in the event the grantee breaches any of the above restrictions or competes with the Company for a period following termination (up to a maximum of two years depending on the named executive officer).

30

Agreements with Former Executive Officers

Elisabeth DeMarse – Former Director, President and Chief Executive Officer

On February 22, 2016, Elisabeth DeMarse resigned as President and Chief Executive Officer of the Company and as a member of the Board of Directors. In connection with her resignation, Ms. DeMarse and the Company entered into entered into a mutual Separation Agreement and Release of All Claims (the “DeMarse Separation Agreement”). Pursuant to the terms of the DeMarse Separation Agreement, Ms. DeMarse agreed to provide transition services to the Company and the Company agreed to pay or otherwise provide Ms. DeMarse with (1) an amount equal to $1,104,000, which reflects the amount of the cash payment to which Ms. DeMarse would have been entitled under her existing Amended and Restated Severance Agreement with the Company had she been terminated without cause, (2) continuation of Ms. DeMarse’s medical coverage pursuant to COBRA for 18 months, at the coverage levels in effect immediately prior to the separation date, (3) accelerated vesting of options to purchase 36,470 shares of the Company’s common stock, and (4) extension of the post-termination exercise period for all of her unexercised options to February 28, 2018. Ms. DeMarse agreed to release the Company from all claims and liabilities under federal and state laws arising prior to the separation date.

Larry Kramer – Former Interim President and Chief Executive Officer

On February 22, 2016, the Board appointed Larry Kramer, the Chairman of the Company’s Board of Directors, as Interim President and Chief Executive Officer. On February 24, 2016, the Compensation Committee approved additional compensation for Mr. Kramer related to his service as the Interim President and Chief Executive Officer, in the amount of $35,833 per month of service as the Interim President and Chief Executive Officer (pro-rated for any partial month of service). Mr. Kramer continued to receive his existing compensation for his service on the Board. Further, Mr. Kramer did not participate in the Company’s benefit programs while serving in this role.

In connection with Mr. Callaway’s appointment as President and Chief Executive Officer, Mr. Kramer ceased to serve as the Company’s Interim President and Chief Executive Officer and resumed his role as Non-Executive Chairman of the Company’s Board of Directors, maintaining the separation of the Chairman and Chief Executive Officer roles at the Company.

Michael Crosby – Former President, The Deal

On December 13, 2016, Mr. Crosby and the Company entered into a letter agreement (the “Crosby Separation Agreement”) setting forth the terms and conditions of Mr. Crosby’s departure from the Company. Pursuant to the terms of Mr. Crosby’s Separation Agreement, in exchange for his general release of claims in favor of the Company and complying with certain other restrictive covenants, the Company agreed to pay or otherwise provide Mr. Crosby with the following: (1) cash severance in the amount of $215,000 paid in installments over a 6 month period, (2) at the election of Mr. Crosby, either two months of outplacement services or $2,200, which represents the value of the outplacement services, (3) reimbursement of legal fees in negotiating the agreement not to exceed $10,000, and (4) if Mr. Crosby elects COBRA coverage, the Company will contribute a portion of the premium due with respect to the coverage period from November 1, 2016 through July 31, 2017 in an amount that the Company would have contributed had Mr. Crosby remained a full-time employee.

2016 Compensation Committee Report

In accordance with the SEC’s disclosure requirements for executive compensation, the Compensation Committee has reviewed and discussed with the Company’s management the preceding Compensation Discussion and Analysis. Based on this review and discussion with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

31

Submitted by the Compensation Committee of the Company’s Board of Directors

Stephen Zacharias, Chairman

Bowers Espy

Sarah Fay

32

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2016 and 2015. As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act, the table includes the information required for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Additionally, in accordance with the disclosure requirements, the table includes our former President and Chief Executive Officer who terminated employment in 2016, our former Interim President and Chief Executive Officer who ceased such role upon the hiring of a permanent President and Chief Executive Officer in 2016 and an additional executive officer for whom disclosure would have been required but for the fact that he was not employed by the Company at the end of fiscal year 2016 (these individuals are collectively referred to as our “named executive officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
David Callaway	2016	244,493	61,123	—	363,248	43,981	6,014	718,859
President and Chief Executive Officer
Larry Kramer	2016	209,862	—	100,002	194,772	—	—	504,636
Former Interim President and Chief Executive Officer
Elisabeth DeMarse	2016	89,196	—	—	98,524	42,435	1,154,441	1,384,596
Former President and Chief Executive Officer	2015	480,000	—	—	—	138,593	40,988	659,581
Eric Lundberg	2016	261,567	110,000	—	258,110	—	34,244	663,921
Chief Financial Officer
Rachelle Zorn	2016	180,251	25,000	36,000	—	86,381	33,540	361,712
President, RateWatch
Michael Crosby	2016	239,943	—	—	—	137,922	113,942	491,807
Former President, The Deal

(1)	The amount in the “Salary” column for Mr. Callaway for 2016 reflects partial year compensation at an annual rate of $500,000 as he commenced his employment with the Company on July 6, 2016. The amount in the “Salary” column for Mr. Kramer for 2016 includes $50,000 in non-employee director fees that Mr. Kramer received in connection with his service on the Board. The amount in the “Salary” column for Ms. DeMarse for 2016 reflects partial year compensation at an annual rate of $480,000 paid through her termination date of February 29, 2016 and $9,196 in accrued vacation. The amount in the “Salary” column for Mr. Lundberg for 2016 reflects partial year compensation at an annual rate of $275,000 as he commenced his employment with the Company on January 19, 2016. The amount in the “Salary” column for Mr. Crosby for 2016 reflects partial year compensation at an annual rate of $300,000 paid through his termination date of October 10, 2016 and $8,046 in accrued vacation.

(2)	Amounts shown in the “Bonus” column reflect the portion of Mr. Callaway and Mr. Lundberg’s bonus that was guaranteed pursuant to each executive officer’s employment agreement in the year of hire and Ms. Zorn’s expense bonus, in each case, as described above.

33

(3)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 and include a RSU grant to Mr. Kramer in connection with his service on the Board. The grant date fair value of the RSU award reflects the closing price of the Company’s common stock on the date of grant.

(4)	The amounts in the “Option Awards” columns reflect the aggregate grant date fair value of stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 and include a stock option grant to Mr. Kramer in connection with his service on the Board. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2017. The entry into the separation agreement with Ms. DeMarse resulted in equity award modifications, and the incremental fair value of the modified awards computed as of the modification date, which totaled $98,524, is required to be included in the “Option Awards” column.

(5)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the short-term cash incentive earned in the indicated year, as described above.

(6)	Amounts in the “All Other Compensation” column for each named executive officer for 2016 include the following: (i) the Company’s matching contribution on contributions made by the employee to the Company’s 401(k) Plan (Ms. DeMarse: $21,200; Mr. Lundberg: $21,200; Ms. Zorn: $18,000; Mr. Crosby: $18,000); (ii) amounts paid by the Company with respect to group life insurance (Mr. Callaway: $40; Ms. DeMarse: $16; Lundberg: $88; Ms. Zorn: $96; Mr. Crosby: $80); and (iii) executive health medical reimbursement plan (Mr. Callaway: $5,974; Ms. DeMarse: $3,336; Mr. Lundberg: $12,956; Ms. Zorn: $15,444; Mr. Crosby: $17,425). The amounts listed in this column also include: (a) $1,104,000 and $62,500 in severance payments to Ms. DeMarse and Mr. Crosby, respectively, in 2016 (Mr. Crosby’s remaining severance payments were earned in 2017 following the lapse of certain restrictive covenants); (b) payments of $25,889 and $3737 to Ms. DeMarse and Mr. Crosby, respectively, for COBRA premium payments; (c) $10,000 in legal fee reimbursements to Mr. Crosby; and (d) a payment of $2,200 to cover the cost of outplacement services to Mr. Crosby.

34

Outstanding Equity Awards at 2016 Fiscal Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)(1)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
David Callaway	7/6/2016(4)	—	1,000,000	—	1.19	7/6/2023	—	—
Larry Kramer	10/3/2015(5)	2,466	—	—	1.71	10/3/2020	—	—
	1/4/2016(6)	—	—	—	—	—	68,028	57,824
	1/4/2016(7)	—	10,000	—	1.47	1/4/2021
	4/1/2016(8)	—	500,000	—	1.20	4/1/2023	—	—
Elisabeth DeMarse	3/7/2012(9)	180,705	—	—	1.80	3/7/2019	—	—
	3/7/2012(9)	43,935	—	—	1.80	3/7/2019	—	—
	3/7/2012(9)	1,525,360	—	—	1.80	3/7/2019	—	—
Eric Lundberg	1/19/2016(10)	—	650,000		1.36	1/19/2021	—	—
Rachelle Zorn	7/21/2014(11)	15,104	9,896	—	2.34	7/21/2019	—	—
	4/1/2016(12)	—	—	—	—	—	30,000	25,500
Michael Crosby	9/12/2012(13)	100,000	—	—	1.39	1/10/2017	—	—
	9/13/2013(14)	74,999	—	—	2.15	1/10/2017	—	—
	7/21/2014(15)	13,541	—	—	2.34	1/10/2017	—	—

(1)	The exercise price per share of the stock options reflects the closing price per share of the Company’s common stock on the date of grant.
(2)	Pursuant to the terms of Ms. DeMarse’s separation agreement with the Company, post-termination exercise period for all of her unexercised options was extended to February 28, 2018. Mr. Crosby’s stock options will expire on 1/10/2017, which is the three month anniversary of his termination date.
(3)	Dollar values reflect the closing price of the Company’s common stock on December 30, 2016, which was $0.85 per share.
(4)	1/3 of the shares underlying the stock option vest and become exercisable on 7/6/2017, with the remaining 2/3 vesting in approximately equal monthly installments over the succeeding 24 months, subject to acceleration or forfeiture under various circumstances.
(5)	100% of the shares underlying the stock option vested and became exercisable on 1/2/2016.
(6)	100% of the shares underlying the restricted stock unit award vest on 1/4/2017.
(7)	100% of the shares underlying the stock option vest and become exercisable on 1/4/2017.
(8)	1/3 of the shares underlying the stock option vest and become exercisable on 4/1/2017, with the remaining 2/3 vesting in approximately equal monthly installments over the succeeding 24 months, subject to acceleration or forfeiture under various circumstances.
(9)	Fully vested as of December 31, 2016. Originally vested as to 1/4 of the shares underlying the stock option on March 7, 2013, with the remaining 3/4 vesting in approximately equal monthly increments over the succeeding 36 months; accelerated in full pursuant to Ms. DeMarse’s separation agreement with the Company.
(10)	1/3 of the shares underlying the stock option vest and become exercisable on 1/19/2017, with the remaining 2/3 vesting in approximately equal monthly installments over the succeeding 24 months, subject to acceleration or forfeiture under various circumstances.
(11)	1/4 of the shares underlying the stock option vested on July 21, 2015, with the remaining 3/4 vesting in approximately equal monthly increments over the succeeding 36 months.
(12)	1/3 of the shares underlying the restricted stock unit award vest on April 1, 2017, with the remaining 2/3 vesting in approximately equal monthly installments over the succeeding 24 months.
(13)	Originally vested as to 25% of the shares underlying the stock option on September 12, 2012, with the remainder vesting in approximately equal monthly increments over the succeeding 36 months, subject to acceleration or forfeiture under various circumstances.
(14)	1/4 of the shares underlying the stock option vested on September 13, 2014, with the remaining 3/4 vesting in approximately equal monthly increments over the succeeding 36 months.
(15)	1/4 of the shares underlying the stock option vested on July 21, 2015, with the remaining 3/4 vesting in approximately equal monthly increments over the succeeding 36 months.

35

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been payable to our named executive officers who were still employed by us on December 31, 2016 if they experienced a qualifying termination or their stock awards were not assumed in connection with a change in control, in each case assuming such event took place on December 31, 2016 (and assuming that at such time, there was no accrued but unpaid salary, bonus or vacation with respect to the respective officer and disregarding amounts payable under the Company’s 401(k) plan). A detailed discussion of the amounts actually paid as severance to the NEOs that terminated employment prior to December 31, 2016, can be found above in the section entitled “Agreements with Former Executive Officers.”

Scenario	Description

Termination without Cause	Termination by the Company without cause

Resignation for Good Reason	Resignation by the executive for good reason

Non-Assumption	Equity awards not assumed in connection with a change in control

Name	Payment Trigger	Cash Severance ($)		Benefits ($)		Value of Accelerated Equity Awards ($)(1)	Total ($)
David Callaway	Termination without Cause	$500,000	(2)	$24,000	(3)	$0	$524,000
	Resignation for Good Reason	—		—		—	—
	Non-Assumption	—		—		$0	$0

Eric Lundberg	Termination without Cause	$275,000	(2)	$24,000	(3)	$0	$299,000
	Resignation for Good Reason	—		—		—	—
	Non-Assumption	—		—		$0	$0

Rachelle Zorn[1]	Termination without Cause	$133,688	(4)	—		—	$133,688
	Resignation for Good Reason	$133,688	(4)	—		—	$133,688
	Non-Assumption	—		—		—	—

(1)	Represents the value of unvested equity awards based on the closing market price of our common stock of $0.85 per share on December 30, 2016 that would vest on an accelerated basis upon the occurrence of certain events. This value is zero because as of December 31, 2016, all of the named executive officer’s options were underwater.
(2)	Cash severance equal to twelve months of base salary.
(3)	Twelve months of COBRA continuation based on an assumed monthly COBRA premium of $2,000.
(4)	Cash severance equal to nine months and approximately five days of base salary.

36

TRANSACTIONS WITH RELATED PERSONS

Employment Agreement with James J. Cramer

We have entered into an employment agreement with James J. Cramer, our founder, director and a significant contributor to our business, which expires on December 31, 2017. Consistent with its desire to provide market-appropriate compensation with respect to all service providers of the Company, in 2013 the Compensation Committee engaged Fredric W. Cook & Co., Inc. as its independent compensation consultant to advise the Compensation Committee regarding the negotiation and establishment of the compensation terms for his employment agreement which was renewed in November 2013. The agreement provides that Mr. Cramer will, among other things, author articles for the Company’s websites and paid publications including the Company’s Action Alerts PLUS service and provide reasonable promotional and other services, subject to certain terms and conditions. In addition, the agreement grants the Company a right to use Mr. Cramer’s name and likeness to promote the Company’s goods and services, subject to certain approval rights, at a licensing fee of $300,000 per year, which was paid as a lump sum on January 1, 2014 and 2015 and will be payable in four quarterly installments on January 1, April 1, July 1 and October 1 for calendar years 2016 and 2017. Pursuant to the agreement, Mr. Cramer will not receive a salary or bonus, but he will receive a royalty, which effective as of January 1, 2014, is equal to 14% of Total Net Revenues (as defined in the agreement), which generally relates to revenue generated from Action Alerts PLUS. Mr. Cramer’s royalty payment is guaranteed to be at least $2,500,000 per year, and to satisfy the guarantee, the Company pays Mr. Cramer a monthly draw of $208,333.33. In 2016, Mr. Cramer received an aggregate of $3,050,000 in compensation pursuant to the agreement, which includes the licensing fee for use of his name and likeness, the royalty payment and reimbursement for certain expenses as provided for in the agreement. In connection with the renewal of his employment agreement in 2013, the Company granted Mr. Cramer two awards of RSUs for an aggregate cash value of $3,000,000 as follows: 1,000,000 RSUs on December 2, 2013 and 363,229 RSUs on January 2, 2014. Both RSU awards vest as to 25% per year on each of December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017, subject to his continued service through each vesting date.

Mr. Cramer has agreed that he will not render services in connection with, endorse or promote, in any media, any financial products or services, or engage in certain other activities; provided that, subject to certain restrictions, he may appear on cable and/or broadcast television network programs in a manner consistent with his current practice, permit the distribution via the Internet of his appearances in such television programs solely in their original long form format and author books. In the event Mr. Cramer’s employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the agreement), then subject to the above proviso, Mr. Cramer shall not, author articles or columns for any digital financial publication that competes directly with the Company for a period of 18 months following his termination of employment, without receiving the Company’s consent which shall not be unreasonably withheld. In addition, until 18 months after the termination of his employment, Mr. Cramer will not solicit for employment any person who was employed by the Company during the six months prior to such termination. The agreement does not provide for any cash payment to be made to Mr. Cramer upon the occurrence of a change of control, and limits Mr. Cramer’s ability to terminate the agreement in the event of a Change of Control (as defined in the 2007 Plan) or sale of the Action Alerts PLUS subscription service to circumstances in which Mr. Cramer reasonably believes that the ongoing association of his name, likeness or content with the acquirer would materially damage his brand, reputation or relationship with the broadcast or cable television network then producing and/or televising “Mad Money” or any successor show. If certain payments to Mr. Cramer are determined to be a “parachute payment” as defined in Section 280G of the Code (a “Parachute Payment”) and also to be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then Mr. Cramer will be entitled to an additional payment (a “gross-up payment”) in an amount such that the net amount of the gross-up payment retained by Mr. Cramer, after payment of certain income and employment taxes and Excise Taxes on the gross-up payment, will be equal to the Excise Tax imposed on the Parachute Payment; provided however that if the Parachute Payment does not exceed the point at which Excise Taxes apply by at least 10%, then no gross-up payment shall be made, and instead the Parachute Payment will be reduced to be the greatest amount that could be paid without giving rise to any Excise Tax. The agreement also contains indemnification provisions pursuant to which the Company has agreed to defend, indemnify and hold harmless Mr. Cramer, with certain exceptions, against, among other things, losses suffered in connection with the provision of his services under the current agreement or his former employment agreement.

37

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Consideration of Advisory Vote on Executive Compensation

We conducted an advisory vote on executive compensation last year at our 2016 Annual Meeting. While this vote was not binding on the Company, our Board or the Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation, as disclosed in the Proxy Statement. Our Board and the Compensation Committee value the opinions of our stockholders and, in the event there were to be any significant vote against the compensation of our named executive officers as disclosed in the Proxy Statement, we would consider our stockholders’ concerns and we would evaluate whether any actions should be taken to address such concerns. At our 2016 Annual Meeting, of the shares voted with respect to our executive compensation proposal, 56% voted in favor of the compensation of our named executive officers as disclosed in that year’s proxy statement.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company include in its proxy statement at least once every three years an advisory stockholder vote on the compensation of the Company’s named executive officers as described in the proxy statement. Based on the preference previously expressed by our stockholders at the 2011 Annual Meeting, we have elected to hold such a vote on an annual basis. The opportunity to vote on this proposal is required pursuant to Section 14A of the Exchange Act. Because the vote is advisory, it is not binding on the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Compensation Committee values the opinions expressed by the Company’s stockholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

The Compensation Committee has overseen the development of the Company’s compensation program that is described in the “Compensation and Other Information Concerning Officers” section of this Proxy Statement and more specifically in the tables and narrative thereunder. The Company’s compensation program seeks to attract, motivate and retain talented executives who can enable the Company to build long-term value for its stockholders, and to reward executives for their efforts under clear and sensible guidelines. The Company believes that its compensation programs fulfill that goal.

The Company requests that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the discussion of compensation, the compensation tables, and the narrative disclosure accompanying the compensation tables.

The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, FOR approval of the compensation of the Company’s named executive officers as described in this Proxy Statement.

38

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires that we include in this Proxy Statement an advisory stockholder vote on the frequency of future advisory stockholder votes on our executive compensation – asking stockholders to vote on whether such future advisory stockholder votes should be held every year, every two years, or every three years.  As with Proposal 3, this vote is advisory, and is not binding on the Company.  However, we value the opinions expressed by our stockholders and will consider the outcome of the vote when making future decisions regarding frequency of future advisory stockholder votes on executive compensation.

The Board believes that stockholders should have the opportunity to express their views on the Company’s compensation program every year to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

Stockholders will be able to specify one of four choices for this proposal — one year, two years, three years, or abstain.  Stockholders are not voting to approve or disapprove the Company’s recommendation.

The Board of Directors recommends that stockholders vote on Proposal 4 to hold future advisory stockholder votes on the Company’s executive compensation every ONE YEAR (as opposed to every two years or every three years).

39

PROPOSAL 5

PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS BEGINNING IN 2018

Currently, our Restated Certificate of Incorporation (the “Certificate”), divides the Board into three classes, with members of each class holding office for staggered three-year terms. We are asking you to adopt and approve an amendment to Article FIFTH of our Certificate to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors beginning with our 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).

Rationale for Declassifying the Board

The Nominating and Corporate Governance Committee and the Board regularly review our corporate governance practices to ensure that such practices, including procedures for the election of directors, remain in the best interests of the Company and its stockholders. In making its determination, the Board considered arguments in favor of and against continuation of the classified board and determined that it is in the Company’s best interests to propose to declassify its Board of Directors. In its review, the Board considered the advantages of maintaining a classified board structure, including that a classified board structure promotes continuity and stability and encourages a long-term perspective by company management, because a majority of directors will always have experience as directors of the Company. Classified boards also provide protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. While the Board continues to believe that these are important considerations, the Board also considered potential advantages of declassification, including the ability of stockholders to evaluate directors annually. Annually elected boards are perceived by many institutional stockholders as increasing the accountability of directors to such stockholders.

After careful consideration and upon the unanimous recommendation of the Nominating and Corporate Governance Committee (composed entirely of independent directors), the Board approved the proposed amendment, the text of which is attached to this Proxy Statement as Annex B, and recommended that the stockholders adopt the amendment by voting in favor of this proposal.

Description of the Proposed Amendment

The proposed amendment would modify Article FIFTH of the Certificate to phase out our Board’s classified structure. Currently, members of our Board are elected for staggered three-year terms. If the amendment is approved, Article FIFTH of the Certificate would provide that directors be elected for one-year terms beginning with the 2018 Annual Meeting. This proposal, if approved, would not affect the unexpired term of any director elected prior to the 2018 Annual Meeting, such that:

•	Directors elected at the Annual Meeting will be elected for a three-year term ending in 2020, will serve out their term in full and they or their successors will stand for election at the 2020 Annual Meeting of Stockholders, and subsequent annual meetings, for a one-year term.

•	Directors who were elected at the 2016 Annual Meeting of Stockholders will serve out their current term in full and they or their successors will stand for election at the 2019 Annual Meeting of Stockholders, and subsequent annual meetings, for a one-year term.

•	Directors who were elected at the 2015 Annual Meeting of Stockholders will serve out their current term in full and they or their successors will stand for election at the 2018 Annual Meeting, and subsequent annual meetings, for a one-year term.

40

Beginning with our 2020 Annual Meeting of Stockholders, and at each annual meeting thereafter, our entire Board would stand for election for a one-year term, and there would no longer be any designation of classes. In all cases, each director will hold office until his or her successor has been elected and qualified or until such director’s earlier death, retirement, resignation or removal.

If our stockholders do not approve this proposal, our directors will continue to be elected in three classes with staggered three-year terms and provisions of our Certificate relating to the removal of directors will not be amended.

Complete Text of the Proposed Amendment

The general description of the proposed amendment described above is qualified in its entirety by reference to the full text of the proposed amendment to the Certificate attached to this Proxy Statement as Annex B.

If approved by stockholders at this annual meeting, this amendment will become effective upon filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of Delaware, which we will do promptly after the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of the proposal to amend our Restated Certificate of Incorporation to declassify the Board of Directors.

41

PROPOSAL 6

STOCKHOLDER PROPOSAL REGARDING ELIMINATION OF SUPERMAJORITY VOTING

In accordance with SEC rules, we have set forth below a stockholder proposal from Kenneth Steiner, along with the supporting statement of the stockholder proponent. The Company is not responsible for any inaccuracies that it may contain. Mr. Steiner has notified us that he is the beneficial owner of no less than 200 shares of the Company’s common stock and intends to present the following proposal at the 2017 Annual Meeting through his designee, John Chevedden. Mr. Steiner’s address is 14 Stoner Ave., 2M, Great Neck, NY 11021. In accordance with Rule 14a-8(h) of the Exchange Act, the stockholder proposal is required to be voted on at our Annual Meeting only if properly presented by the stockholder proponent or his qualified representative at the Annual Meeting.

Proposal Six — Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It important that our company take each step necessary to avoid a failed vote on this proposal topic.

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our corporate governance.

Please vote to enhance shareholder value:

Simple Majority Vote — Proposal Six

The Company’s Response

The Board has carefully considered this proposal and has determined to make no recommendation either in favor or opposed to the foregoing proposal.

As part of the Board’s continuing commitment to better serve the Company’s corporate governance ideals and its stockholders’ interests, the Board continuously monitors governance issues of interest to stockholders. The Board recognizes the growing sentiment that the elimination of supermajority voting provisions in a company’s constituent documents increases a board’s accountability to stockholders and increases the ability of stockholders to participate effectively in corporate governance. The Board believes that meaningful stockholder participation is critical to the Company’s success. For example, the Board demonstrated its support of majority voting by amending the Company’s By-Laws and Corporate Governance Guidelines to require a majority of votes cast, rather than a plurality of votes, to elect each director. Further, the Company has included a proposal for its 2017 Annual Meeting to eliminate the Company's classified board structure in furtherance of the Company's continuing commitment to serve the long-term interests of all Company stockholders.

While our Board has determined not to make a recommendation either in favor of or opposed to the foregoing proposal, we continue to support the current supermajority voting requirements that are contained in the Company’s Restated Certificate of Incorporation and By-Laws

42

Our limited supermajority voting provisions do not preclude changes to our corporate governance, nor do they even apply to the vast majority of potential changes. They apply only to a narrow set of fundamental changes, such as approval of the amendment or repeal of, or to adopt a By-Law that is inconsistent with, specified provisions of the By-Laws and amend specified provisions of the Restated Certificate of Incorporation. The Company’s supermajority provision is also required to adopt a plan of merger and is intended to protect the Company and its stockholders from unsolicited acquisition proposals and hostile takeover initiatives to ultimately preserve and maximize stockholder value and provide protection for all stockholders against self-interested actions by one or a small group of stockholders. The Board does not intend these provisions to preclude unsolicited, fair offers to acquire the Company. The provisions are generally designed to encourage any such potential acquirer to negotiate directly with the Board. These protections are important because such proposals may include terms that our Board determines to be harmful to the Company’s mission and long-term objectives, or otherwise unfair to its stockholders. These requirements also provide our Board and stockholders with a chance to fully understand the terms of such a transaction, negotiate improvements to them, and evaluate strategic alternatives that may be in the best interests of the Company and its stockholders.

Contrary to the argument made in the stockholder proposal, limited supermajority voting provisions have nothing to do with a 1% minority frustrating the outcome of a vote, something that could be said of any election where the outcome is decided by less than 1% (regardless of whether the election is based on a plurality, a majority, or a supermajority voting standard). These provisions are simply about ensuring that there is a broad consensus of support before a fundamental change is adopted that could impact the Company’s mission and long-term objectives.

The Board of Directors makes no recommendation for this Stockholder Proposal Regarding Simple Majority Voting

43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 5, 2017 (except as otherwise noted) by (i) each person who is known by us to beneficially own more than 5% of our outstanding common stock, (ii) each director and nominee for director, (iii) each of the named executive officers and other persons named in the Summary Compensation Table, and (iv) all directors and executive officers directors as a group. Unless otherwise indicated, the address of each listed stockholder is c/o TheStreet, Inc., 14 Wall Street, New York, New York 10005.

	Shares of Common Stock Beneficially Owned (2)
Name and Address of Beneficial Owner (1)	Number of Shares	Percent
Five Percent Stockholders:
Technology Crossover Venture (3)	4,014,319	10.2
Cannell Capital LLC (4)	3,378,347	8.6
James J. Cramer (5)	3,272,731	8.3
Hightower Advisors (6)	2,935,412	7.4

Directors and Executive Officers:
James J. Cramer (5)	3,272,731	8.3
Elizabeth DeMarse (7)	1,940,000	4.7
Larry S. Kramer (8)	822,420	2.1
Sarah Fay (9)	344,751	*
Eric S. Lundberg (10)	318,925	*
Stephen Zacharias (11)	219,645	*
Bowers W. Espy (12)	103,679	*
Betsy L. Morgan (13)	64,152	*
Rachelle Zorn (14)	19,373	*
Michael Crosby (15)	—	*
David Callaway	—	*
All current directors and executive officers as a group (11 persons) (16)	5,215,676	13.2

*	Represents beneficial ownership of less than 1%.

(1)	Except as otherwise indicated, the address for each stockholder is c/o TheStreet, Inc., 14 Wall Street, New York, New York 10005. With respect to the beneficial owners of 5% or more of the Company’s common stock, we have relied upon their beneficial ownership reports as filed with the SEC and internal Company records.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC which includes both the Company’s common stock outstanding and the converted Series B shares. The Company had a total of 35,628,317 shares of common stock outstanding as of April 5, 2017, excluding treasury stock. The above table assumes that the shares of Series B owned by each of TCV VI, L.P. (“TCV VI”) and TCV Member Fund, L.P. (“Member Fund”) have been converted into 3,856,942 shares of common stock for purposes of calculating beneficial ownership. Therefore, the percentage ownership is based on a total of 39,485,259 shares of common stock. Shares of common stock over which the named person has rights to acquire voting or dispositive power within 60 days of April 5, 2017 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such rights but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
(3)	Consists of (i) 157,377 shares of common stock and (ii) 3,856,942 shares of common stock immediately issuable upon conversion of 5,500 shares of Series B Preferred Stock representing beneficial ownership of 100% of the outstanding shares of such class of stock. TCV VI is the record holder of 5,455.95 shares of Series B convertible preferred stock, convertible into 3,826,051 shares of common stock. Member Fund is the record holder of 44.05 shares of Series B convertible preferred stock, convertible into 30,891 shares of common stock. TCV VI Management, L.L.C. (“TCV VI Management”) is the record holder of 157,377 shares of common stock. The total percentage of common stock outstanding for TCV VI and Member Fund is calculated on an as converted basis with the number of options and Series B preferred shares added to both the numerator and the denominator. The principal business address of Technology Crossover Ventures and each person or entity listed in this note is 528 Ramona Street, Palo Alto, California 94301.

44

(4)	Based solely on the Schedule 13D/A jointly filed by J. Carlo Cannell and Cannell Capital LLC with the SEC on April 3, 2017 reflecting ownership as of March 31, 2017. Cannell Capital LLC is the investment adviser to various entities, including Tristan Partners, L.P. and Tristan Offshore Fund, Ltd., that in the aggregate own the above-reported shares. J. Carlo Cannell is the managing member of Cannell Capital and each of Mr. Cannell and Cannell Capital LLC may be deemed to beneficially own the above-reported shares. Mr. Cannell possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company. The principal business address of Cannell Capital LLC is 245 Meriwether Circle, Alta, WY 83414.

(5)	Includes 2,715,881 shares of common stock owned directly by Mr. Cramer and 556,850 shares of common stock owned indirectly by Mr. Cramer through Cramer Partners, LLC. Mr. Cramer has the sole power to vote and the sole power to direct the disposition of the shares of which he is the record owner. Cramer Partners, LLC has the sole power to vote and the sole power to direct the disposition of the shares of which it is the record owner.

(6)	Based solely on the Form 13F filed Hightower Advisors, LLC’s filing with the SEC on Form 13F filed February 10, 2017, Hightower Advisors, LLC is an institutional investment manager with sole power to vote and the sole power to direct the disposition of the above-reported shares. The principal business address of Hightower Advisors, LLC is 200 W. Madison, Suite 2500, Chicago, IL 60606.

(7)	Includes 1,750,000 shares of common stock issuable upon exercise of stock options, which are exercisable within 60 days of April 5, 2017. Ms. DeMarse resigned as Chief Executive Officer and as a member of the board of directors in February 2016.

(8)	Includes 8,652 shares of common stock held directly by Mr. Kramer, 475,000 shares of common stock held indirectly by Mr. Kramer through Lawrence Kramer and Myla Lerner Revocable Trust, 211,916 shares issuable upon exercise of stock options, which are exercisable, and 135,504 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 5, 2017.

(9)	Includes 64,367 shares of common stock issuable upon exercise of stock options, which are exercisable, and 186,231 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 5, 2017.

(10)	Includes 288,925 shares of common stock issuable upon exercise of stock options, which are exercisable within 60 days of April 5, 2017.

(11)	Includes 26,157 shares issuable upon exercise of stock options, which are exercisable, 93,488 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 5, 2017.

(12)	Includes 16,231 shares of common stock issuable upon exercise of stock options, which are exercisable, and 76,578 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 5, 2017.

(13)	Includes 17,708 shares issuable upon exercise of stock options, which are currently exercisable or will become exercisable, and 1,665 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 5, 2017.

(14)	Includes 13,033 shares of common stock issuable upon exercise of stock options, which are exercisable, and 51,119 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 5, 2017.

(15)	Mr. Crosby employment was terminated in October 2016.

(16)	Includes a total of 1,245,422 shares issuable upon either the exercise of stock options, which are exercisable, or upon the vesting of RSUs, both within 60 days of April 5, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding common stock, to file initial reports of ownership and reports of changes in ownership of common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

45

Based solely on its review of such reports received by the Company with respect to fiscal 2016 and written representations from such reporting persons, all reports as required to be filed under Section 16(a) have been timely filed by such persons, except for one Form 4 filed by Mr. Lundberg due to a clerical error.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with rules promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2018 all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than, December 20, 2017. Such proposals should be directed to TheStreet, Inc., Attention: Secretary, 14 Wall Street, 15th Floor, New York, New York 10005.

Except in the case of proposals made in accordance with Rule 14a-8, the Company’s By-laws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2018 deliver written notice thereof to the Company no earlier than January 31, 2018 and no later than March 2, 2018, and comply with all other applicable requirements of the By-laws. However, in the event that the Annual Meeting of Stockholders in 2018 is called for a date that is more than thirty days before or after the anniversary date of the Annual Meeting of Stockholders in 2017, notice by the stockholder in order to be timely must be received not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which notice of the date of the Annual Meeting of Stockholders in 2018 was mailed to stockholders or made public. In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance notice By-law provision.

The advance notice by stockholders must include the stockholder’s name and address; a description of the class and number of shares of capital stock of the Company owned beneficially or of record by the stockholder; a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; a brief description of the proposed business and the reason for conducting such business at the annual meeting; and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposed business and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board, certain information regarding the nominee must also be provided.

OTHER MATTERS

The last date for timely filing stockholder proposals relating to the Annual Meeting under the Company’s By-laws was March 11, 2017. As of the date of this Proxy Statement, the Board knows of no matters other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying WHITE proxy card to vote in accordance with their best judgment in the interests of the Company.

The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2016 accompanies this proxy statement. The Annual Report, which contains audited financial statements along with other information about the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

46

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote their shares over the Internet or by telephone (to the extent available) or execute and return their WHITE proxy card or WHITE voting instruction form.

By Order of the Board of Directors,

Heather Mars
Secretary of the Company
New York, New York
April 19, 2017

47

ANNEX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board of Directors, our Chief Executive Officer and our Chief Financial Officer are “participants” with respect to the Company’s solicitation of proxies in connection with the 2017 Annual Meeting. The following sets forth certain information about these persons.

The members of our Board are referred to in this Annex A as the “Director Participants” and our Chief Executive Officer and Chief Financial Officer are referred to in this Annex A as the “Officer Participants.” The Director Participants and the Officer Participants are collectively referred to in this Annex A as the “Company Participants.”

1. Directors

The following table sets forth the names and business addresses of the Director Participants, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the Director Participants is carried on. The principal occupations or employment of the Director Participants are set forth under the heading “Proposal 1 Election of Directors” in the proxy statement.

Name	Business Name and Address
David Callaway	TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005

James J. Cramer	TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005

Bowers Espy	9315 South Highway A1A Melbourne Beach, FL 32951

Sarah Fay	Glasswing Ventures 5 Gorham Avenue Brookline, MA 02445

Larry S. Kramer	TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005

Betsy Morgan	LionTree Advisors, LLC 660 Madison Ave, New York, NY 10022

Stephen Zacharias	Transact Capital Partners 7400 Beaufont Springs Dr., Suite 105 Richmond, VA 23225

2. Certain Officers

The following table sets forth the name and principal occupation of the Officer Participants. The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

Name	Principal Occupation
David Callaway	President and Chief Executive Officer

Eric Lundberg	Chief Financial Officer

48

3. Information Regarding Ownership of the Company’s Securities by Company Participants

Except as described in this Annex A or otherwise disclosed in the proxy statement, none of the persons listed above under “Directors” or “Certain Officers” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by the Company Participants as of April 5, 2017 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in the proxy statement.

4. Information Regarding Transactions in the Company’s Securities by Company Participants

The following table sets forth information regarding purchases and sales of our securities by each Company Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares Acquired or Disposed of	Transaction Description

David Callaway	07/06/2016	1,000,000	Stock Option Grant

Larry Kramer*	10/03/2015	8,652	Restricted Stock Grant
	01/04/2016	68,028	Restricted Stock Grant
	01/03/2017	58,824	Restricted Stock Grant
	01/04/2016	8,652	Vesting of RSU
	01/04/2017	68,028	Vesting of RSU
	10/03/2015	2,466	Stock Option Grant
	01/04/2016	10,000	Stock Option Grant
	04/01/2016	500,000	Stock Option Grant
	01/03/2017	5,000	Stock Option Grant
	11/06/2015	7,550	Open Market Purchase
	11/09/2015	10,300	Open Market Purchase
	11/10/2015	10,600	Open Market Purchase
	11/11/2015	13,100	Open Market Purchase
	11/12/2015	10,230	Open Market Purchase
	11/13/2015	7,941	Open Market Purchase
	11/16/2015	14,295	Open Market Purchase
	11/17/2015	16,500	Open Market Purchase
	11/18/2015	6,300	Open Market Purchase
	11/19/2015	3,184	Open Market Purchase
	03/11/2016	50,000	Open Market Purchase
	03/11/2016	8,600	Open Market Purchase
	03/14/2016	5,600	Open Market Purchase
	03/15/2016	21,255	Open Market Purchase
	03/17/2016	27,380	Open Market Purchase
	03/18/2016	33,052	Open Market Purchase
	03/21/2016	12,100	Open Market Purchase
	03/22/2016	20,620	Open Market Purchase
	03/23/2016	21,393	Open Market Purchase
	05/20/2016	25,000	Open Market Purchase
	06/09/2016	18,896	Open Market Purchase
	06/10/2016	6,104	Open Market Purchase
	08/03/2016	25,000	Open Market Purchase
	11/03/2016	25,000	Open Market Purchase
	11/15/2016	25,000	Open Market Purchase
	11/23/2016	8,300	Open Market Purchase
	11/25/2016	3,600	Open Market Purchase
	11/28/2016	13,100	Open Market Purchase
	12/12/2016	25,000	Open Market Purchase

*Open market purchases were made by the Lawrence Kramer and Myla Lerner Revocable Trust

49

James J. Cramer	12/31/2015	250,000	Vesting of RSU
	12/31/2015	90,807	Vesting of RSU
	12/31/2015	90,807	Surrender of shares for tax withholding
	12/31/2016	250,000	Vesting of RSU
	12/31/2016	90,807	Vesting of RSU
	01/03/2017	128,925	Surrender of shares for tax withholding
	01/03/2017	46,829	Surrender of shares for tax withholding
	11/06/2015	42,117	Open Market Purchase
	11/09/2015	57,883	Open Market Purchase
	03/11/2016	5,400	Open Market Purchase
	08/03/2016	10,000	Open Market Purchase
	08/04/2016	20,000	Open Market Purchase
	08/05/2016	17,800	Open Market Purchase
	08/08/2016	5,800	Open Market Purchase
	08/09/2016	25,100	Open Market Purchase
	08/15/2016	2,291	Open Market Purchase
	08/16/2016	2,100	Open Market Purchase
	08/17/2016	16,909	Open Market Purchase

Bowers Espy	01/22/2016	41,238	Restricted Stock Grant
	01/03/2017	35,295	Restricted Stock Grant
	01/02/2017	41,238	Vesting of RSU
	01/22/2016	4,714	Stock Option Grant
	09/12/2016	1,517	Stock Option Grant
	01/03/2017	10,000	Stock Option Grant
	06/10/2016	713	Open Market Purchase
	06/13/2016	857	Open Market Purchase
	08/18/2016	300	Open Market Purchase
	08/19/2016	2,000	Open Market Purchase
	08/22/2016	1,000	Open Market Purchase
	08/29/2016	1,000	Open Market Purchase
	09/02/2016	1,000	Open Market Purchase
	11/18/2016	1,000	Open Market Purchase
	11/22/2016	1,000	Open Market Purchase
	12/05/2016	1,000	Open Market Purchase
	12/06/2016	1,000	Open Market Purchase

Sarah Fay	01/04/2016	40,187	Restricted Stock Grant
	01/03/2017	35,295	Restricted Stock Grant
	01/02/2016	26,087	Vesting of RSU
	01/04/2017	40,187	Vesting of RSU
	01/04/2016	10,000	Stock Option Grant
	05/23/2016	3,047	Stock Option Grant
	01/03/2017	10,000	Stock Option Grant
	11/12/2016	15,400	Open Market Purchase
	03/24/2016	12,260	Open Market Purchase
	08/09/2016	16,250	Open Market Purchase
	12/08/2016	11,250	Open Market Purchase

50

Steve Zacharias	06/11/2015	17,376	Restricted Stock Grant
	01/04/2016	40,817	Restricted Stock Grant
	01/03/2017	35,295	Restricted Stock Grant
	01/04/2016	17,376	Vesting of RSU
	01/04/2017	40,817	Vesting of RSU
	06/11/2015	2,795	Stock Option Grant
	12/09/2015	315	Stock Option Grant
	01/04/2016	10,000	Stock Option Grant
	05/23/2016	3,047	Stock Option Grant
	01/03/2017	10,000	Stock Option Grant
	11/06/2015	19,000	Open Market Purchase
	11/09/2015	16,000	Open Market Purchase
	03/11/2016	20,000	Open Market Purchase
	03/14/2016	20,000	Open Market Purchase
	11/04/2016	7,000	Open Market Purchase
	11/07/2016	18,000	Open Market Purchase

Betsy Morgan	09/12/2016	15,824	Restricted Stock Grant
	01/03/2017	35,295	Restricted Stock Grant
	01/03/2017	15,824	Vesting of RSU
	09/12/2016	3,033	Stock Option Grant
	01/03/2017	10,000	Stock Option Grant

Eric Lundberg	01/19/2016	650,000	Stock Option Grant
	03/11/2016	3,678	Open Market Purchase
	03/14/2016	800	Open Market Purchase
	03/21/2016	5,300	Open Market Purchase
	05/10/2016	10,000	Open Market Purchase
	08/11/2016	4,890	Open Market Purchase
	08/12/2016	500	Open Market Purchase
	08/17/2016	1,025	Open Market Purchase

5. Miscellaneous Information Concerning Company Participants

Except as described in this Annex A or otherwise disclosed in this proxy statement: (1) no Company Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years; (2) no Company Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (3) no associate of any Company Participant owns beneficially, directly or indirectly, any securities of the Company; (4) no Company Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (5) since the beginning of the Company’s last fiscal year, no Company Participant nor any associate of a Company Participant is or was a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any Company Participant, any associate of a Company Participant or any related person thereof had or will have a direct or indirect material interest; (6) no Company Participant, nor any associate of a Company Participant, has any arrangement or understanding with any person (a) with respect to future employment by the Company or its affiliates or (b) with respect to any future transactions to which the Company or any of its affiliates will or may be a party and (7) other than as described in this Annex A or elsewhere in this proxy statement, no Company Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

51

ANNEX B

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

The following language shows the changes to Article FIFTH of the Restated Certificate of Incorporation that would result from the proposed amendment to declassify our Board if Proposal 6 is approved, with deletions indicated by strikethroughs and additions indicated by underlining.

FIFTH:                         The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)   The number of directors of the Corporation shall be as from time to time fixed by the Board of Directors, and such number shall never be less than three nor more than thirteen. Election of directors need not be by written ballot unless the By-Laws so provide.

(c)   ~~The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting. At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~ Prior to the annual meeting of stockholders to be held in 2018 (the “2018 Annual Meeting”), the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of stockholders prior to the 2018 Annual Meeting, each class of directors whose term shall then expire shall be elected to hold office for a three-year term.

(d)   ~~A director shall hold office until the annual meeting for the year in which his or her term expires and~~ All directors of the Corporation elected at or after the 2018 Annual Meeting shall be elected for a one-year term expiring at the next annual meeting of stockholders, with each such director to hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, the Class II directors elected at the 2016 annual meeting of stockholders shall continue to serve until the 2019 annual meeting of stockholders and the Class III directors elected at the 2017 annual meeting shall continue to serve until the 2020 annual meeting of stockholders. Beginning with the 2020 annual meeting of stockholders, the entire Board of Directors shall be subject to election at each annual meeting of stockholders and the Board of Directors will no longer be divided into classes.

52

(e)   Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. ~~Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.~~ Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto.~~, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.~~

(f)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided , however , that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

53

THESTREET, INC.
14 WALL STREET, 15TH FL.
NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 30, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 30, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E28635-P92542 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THESTREET, INC.

The Board of Directors recommends you vote FOR the following company proposal:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Sarah Fay
02) Betsy Morgan
03) Steve Zacharias

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following company proposals:

	For	Against	Abstain
2. To ratify the appointment of BDO USA, LLP as TheStreet, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2017	☐	☐	☐
3. To approve the compensation of TheStreet, Inc.'s named executive officers as described in the Proxy Statement (this vote is advisory and non-binding)	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following company proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve the frequency of future advisory votes on compensation of TheStreet, Inc.'s named executive officers as described in the Proxy Statement (this vote is advisory and non-binding)	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following company proposal:

	For	Against	Abstain
5. To declassify the Board of Directors starting in 2018	☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following shareholder proposal:

	For	Against	Abstain
6. To eliminate supermajority voting requirements from TheStreet, Inc.'s governing documents (this vote is advisory and non-binding)	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1